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                 AGREEMENT AND PLAN OF MERGER AND REORGANIZATION


                                     among:


                              DIGITAL RIVER, INC.,
                             a Delaware corporation;


                        UNIVERSAL COMMERCE, INCORPORATED,
                             a Delaware corporation;


            CERTAIN STOCKHOLDERS OF UNIVERSAL COMMERCE, INCORPORATED,



                                       and



                             THE STOCKHOLDERS' AGENT



                           ---------------------------

                            Dated as of June 11, 1999
                           ---------------------------

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

                                             EXHIBITS
Exhibit A         -        Certain definitions

Exhibit B         -        [Reserved]

Exhibit C         -        [Reserved]

Exhibit D         -        Escrow Agreement

Exhibit E         -        Employment Agreements

Exhibit F         -        Form of Noncompetition Agreement

Exhibit G         -        Form of Release

Exhibit H         -        Form of Investment Representation Letter

Exhibit I         -        Form of Proprietary Information Agreement

Exhibit J         -        Form of legal opinions of Mark T. Thatcher

Exhibit K         -        Certain employees

Exhibit L         -        Form of legal opinion of Cooley Godward LLP


                                TABLE OF CONTENTS


                                                                                                PAGE


SECTION 1     DESCRIPTION OF TRANSACTION...........................................................1

         1.1      Merger of the Company into Buyer.................................................1

         1.2      Effect of the Merger.............................................................1

         1.3      Closing; Effective Time..........................................................1

         1.4      Conversion of Shares.............................................................2

         1.5      Earn-outs........................................................................2

                  (b)      CNET Earn-out...........................................................3

                  (c)      Gross Revenues Earn-out.................................................3

         1.6      Resale Shelf.....................................................................4

         1.7      Closing of the Company's Transfer Books..........................................5

         1.8      Exchange of Certificates.........................................................5

         1.9      Stockholder Approval; Dissenting Shares..........................................6

         1.10     Tax Consequences.................................................................7

         1.11     Accounting Treatment.............................................................7

         1.12     Further Action...................................................................7

SECTION 2.    REPRESENTATIONS AND WARRANTIES OF THE COMPANY
                    AND THE STOCKHOLDERS...........................................................7

         2.1      Due Organization; Good Standing; No Subsidiaries.................................7

         2.2      Certificate of Incorporation and Bylaws; Records.................................7

         2.3      Capitalization; Title to Shares..................................................8

         2.4      Financial Statements.............................................................8

         2.5      Absence of Changes...............................................................9

         2.6      Title to Assets.................................................................10

         2.7      Bank Accounts; Receivables......................................................10

         2.8      Equipment; Leasehold............................................................11

         2.9      Proprietary Assets..............................................................11

         2.10     Contracts.......................................................................13

         2.11     Liabilities.....................................................................14

         2.12     Compliance with Legal Requirements..............................................14

         2.13     Governmental Authorizations.....................................................15


                                                  i.

                                              TABLE OF CONTENTS
                                                 (CONTINUED)


                                                                                                PAGE


         2.14     Tax Matters.....................................................................15

         2.15     Employee and Labor Matters; Benefit Plans.......................................16

         2.16     Environmental Matters...........................................................18

         2.17     Insurance.......................................................................18

         2.18     Related Party Transactions......................................................18

         2.19     Legal Proceedings; Orders.......................................................18

         2.20     Clients.........................................................................19

         2.21     Material Relationships..........................................................19

         2.22     Sales Policies; Warranties......................................................19

         2.23     Brokers and Finders.............................................................19

         2.24     Authority; Binding Nature of Agreement..........................................19

         2.25     Non-Contravention; Consents.....................................................20

         2.26     Database Backup.................................................................20

         2.27     Full Disclosure.................................................................21

SECTION 3.    REPRESENTATIONS AND WARRANTIES OF BUYER.............................................21

         3.1      SEC Filings; Financial Statements...............................................21

         3.2      Authority; Binding Nature of Agreement..........................................21

         3.3      Valid Issuance..................................................................22

SECTION 4.    CERTAIN COVENANTS OF THE COMPANY AND THE STOCKHOLDERS...............................22

         4.1      Access and Investigation........................................................22

         4.2      Operation of the Company's Business.............................................22

         4.3      Notification; Updates to Disclosure Schedule....................................24

         4.4      No Negotiation..................................................................24

SECTION 5.    ADDITIONAL COVENANTS OF THE PARTIES.................................................25

         5.1      Filings and Consents............................................................25

         5.2      Public Announcements............................................................25

         5.3      Best Efforts....................................................................25

         5.4      Employment and Noncompetition Agreements........................................25

         5.5      FIRPTA Matters..................................................................25

         5.6      Release.........................................................................25


                                                  ii.

                                              TABLE OF CONTENTS
                                                 (CONTINUED)


                                                                                                PAGE


         5.7      Investment Representation Letter................................................25

         5.8      Proprietary Information Agreement...............................................26

         5.9      CNET Warrant....................................................................26

         5.10     Volume Limitations on Sale of Earnout Shares....................................26

SECTION 6.    CONDITIONS PRECEDENT TO OBLIGATIONS OF BUYER........................................26

         6.1      Accuracy of Representations.....................................................27

         6.2      Performance of Covenants........................................................27

         6.3      Consents........................................................................27

         6.4      Agreements and Documents........................................................27

         6.5      FIRPTA Compliance...............................................................28

         6.6      No Restraints...................................................................28

         6.7      No Legal Proceedings............................................................28

         6.8      Employees.......................................................................28

         6.9      Stockholder Approval............................................................28

SECTION 7.    CONDITIONS PRECEDENT TO OBLIGATIONS OF THE COMPANY..................................28

         7.1      Accuracy of Representations.....................................................28

         7.2      Performance of Covenants........................................................28

         7.3      Documents.......................................................................29

         7.4      No Restraints...................................................................29

SECTION 8.    TERMINATION.........................................................................29

         8.1      Termination Events..............................................................29

         8.2      Termination Procedures..........................................................29

         8.3      Effect of Termination...........................................................30

         8.4      Termination Fee.................................................................30

SECTION 9.     INDEMNIFICATION, ETC...............................................................30

         9.1      Survival of Representations, Etc................................................30

         9.2      Indemnification by Principal Stockholders.......................................30

         9.3      Threshold; Ceiling..............................................................31

         9.4      Satisfaction of Indemnification Claim...........................................31

         9.5      No Contribution.................................................................31


                                                 iii.

                                              TABLE OF CONTENTS
                                                 (CONTINUED)


                                                                                                PAGE


         9.6      Interest........................................................................32

         9.7      Defense of Third Party Claims...................................................32

         9.8      Exercise of Remedies by Indemnitees Other Than Buyer............................32

SECTION 10.  MISCELLANEOUS PROVISIONS.............................................................32

         10.1     Stockholders' Agent.............................................................32

         10.2     Further Assurances..............................................................33

         10.3     Fees and Expenses...............................................................33

         10.4     Attorneys' Fees.................................................................33

         10.5     Notices.........................................................................33

         10.6     Confidentiality.................................................................34

         10.7     Time of the Essence.............................................................34

         10.8     Headings........................................................................34

         10.9     Counterparts....................................................................35

         10.10    Governing Law...................................................................35

         10.11    Successors and Assigns..........................................................35

         10.12    Remedies Cumulative; Specific Performance.......................................35

         10.13    Waiver..........................................................................35

         10.14    Amendments......................................................................35

         10.15    Severability....................................................................35

         10.16    Entire Agreement................................................................36

         10.17    Construction....................................................................36



                                                 iv.

                               AGREEMENT AND PLAN
                          OF MERGER AND REORGANIZATION


         THIS AGREEMENT AND PLAN OF MERGER AND REORGANIZATION (the "Agreement") is made and entered into as of June 11, 1999, by and among DIGITAL RIVER, INC., a Delaware corporation ("Buyer"), UNIVERSAL COMMERCE, INCORPORATED, a Delaware corporation (the "Company"), the individuals identified on the signature pages hereto (the "Stockholders"), and BENJAMIN
F. RESER, as the Stockholders' Agent (as defined below). Certain other capitalized terms used in this Agreement are defined in EXHIBIT A.

                                    RECITALS

         A. Buyer and the Company intend to effect a merger of the Company into Buyer in accordance with this Agreement and the Delaware General Corporation Law (the "Merger"). Upon consummation of the Merger, the Company will cease to exist.

         B. It is intended that the Merger qualify as a tax-free reorganization within the meaning of Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended (the "Code"). For accounting purposes, it is intended that the Merger be accounted for using purchase accounting.

         C. This Agreement has been approved by the respective boards of directors of Buyer and the Company.

         D. The Stockholders own a total of 1,500 shares of the Common Stock (with no par value) of the Company ("Company Common Stock"), constituting all of the outstanding capital stock of the Company.
Contemporaneously with the execution and delivery of this Agreement, the Stockholders are executing and delivering to Buyer certain other agreements.

                                    AGREEMENT

     The parties to this Agreement agree as follows:

SECTION 1.        DESCRIPTION OF TRANSACTION

         1.1 MERGER OF THE COMPANY INTO BUYER. Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time, the Company shall be merged with and into Buyer, and the separate existence of the Company shall cease. Buyer will continue as the surviving corporation in the Merger.

         1.2 EFFECT OF THE MERGER. The Merger shall have the effects set forth in this Agreement and in the applicable provisions of the Delaware General Corporation Law.

         1.3 CLOSING; EFFECTIVE TIME. The consummation of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Cooley Godward LLP, One Maritime Plaza, 20th Floor, San Francisco, California 94111 at 10:00 a.m. on June 11, 1999, or at such other time and date as the parties may agree (the "Scheduled Closing Time"). (The date on which the Closing actually takes place is referred to in this Agreement as the "Closing Date.")


                                       1.

Contemporaneously with or within forty-eight (48) hours after the Closing, a properly executed agreement of merger conforming to the requirements of Subchapter IX of the Delaware General Corporation Law shall be filed with the Secretary of State of the State of Delaware. The Merger shall become effective at the time such agreement of merger is filed with the Secretary of State of the State of Delaware (the "Effective Time").

         1.4      CONVERSION OF SHARES.

                  (a) Subject to Section 1.8, at the Effective Time, by virtue of the Merger and without any further action on the part of Buyer, the Company or any Stockholder of the Company, each share of Company Common Stock outstanding immediately prior to the Effective Time shall be converted into the right to receive (1) 204.59 shares of common stock (par value $0.01 per share) of Buyer ("Buyer Common Stock") (the "Stock Consideration"), provided that any fractional shares of Buyer Common Stock created thereby shall instead constitute the right to receive cash, and (2) $1,333.33 in cash (the "Cash Consideration").

                  (b) At the Closing, the documents, certificates and instruments described in Sections 6 and 7 shall be executed and delivered to the applicable party and, subject to the satisfaction or waiver, if permissible, of the conditions set forth in Section 6, and subject to the provisions regarding Escrow set forth in Section 1.4(d), Buyer shall deliver the Stock Consideration and the Cash Consideration (by federal bank wires or by delivery of bank certified checks) to the Stockholders.

                  (c) If any shares of Company Common Stock outstanding immediately prior to the Effective Time are unvested or are subject to a repurchase option, risk of forfeiture or other condition under any applicable restricted stock purchase agreement or other agreement with the Company, then the shares of Buyer Common Stock issued in exchange for such shares of Company Common Stock will also be unvested and subject to the same repurchase option, risk of forfeiture or other condition, and the certificates representing such shares of Buyer Common Stock may accordingly be marked with appropriate legends.

                  (d) Notwithstanding anything to the contrary contained in this Agreement, 38,360 shares of the Stock Consideration shall be deposited by Buyer in Escrow pursuant to the Escrow Agreement substantially in the form attached hereto as EXHIBIT D (the "Escrow Agreement") (rather than issued and delivered to the Stockholders) at the Effective Time.

         1.5      EARN-OUTS.

                  (a) EARN-OUT ESCROW. At the Closing, Buyer shall issue to each Stockholder his or her Pro Rata Share of 400,000 shares of Buyer Common Stock which may be earned in the earn-outs described in subsections
(b) and (c) below; PROVIDED HOWEVER, that such shares shall be held in escrow (the "Earn-Out Escrow") by the Secretary of Buyer and shall be subject to the further provisions of this Section 1.5. Promptly following the First Anniversary, any of the shares in the Earn-out Escrow that are not delivered to the Stockholders pursuant to subsections (b) and (c) below shall be forfeited and returned to Buyer without consideration. Each of the Stockholders hereby instructs the Secretary of Buyer to take all necessary acts to cause such forfeiture to Buyer in such event, and agrees to deliver at the Closing such stock powers or assignments separate from certificate as may be necessary to facilitate such forfeiture in such event. In the event that the number of shares to be delivered to the Stockholders pursuant to


                                       2.

subsections (b) or (c) below exceeds the shares in the Earn-out Escrow, Buyer shall issue at the First Anniversary such number of additional shares to the Stockholders as is necessary to comply with subsections (b) and (c) below; provided that such shares shall not be deemed issued until such date for any purpose.

                  (b)      CNET EARN-OUT.

                           (i)      GENERALLY. Promptly following the one
year anniversary of the Effective Time (the "First Anniversary"), Buyer shall deliver from the Earn-out Escrow to each Stockholder his or her Pro Rata Share of Buyer Common Stock equal to the following: (a) one-half (1/2) of the CNET Sales DIVIDED by (b) the average closing price of the Buyer Common Stock as reported on the Nasdaq National Market System during the ten (10) consecutive trading days immediately prior to the First Anniversary (but in no event less than $20), (c) rounded down to the nearest whole number; provided that if either of Benjamin F. Reser or Charles Rose (collectively, the "Principal Stockholders") shall have voluntarily terminated their employment with Buyer or been terminated for "cause" (as such term is defined in their Employment Agreements) during such one year period, then such terminated Principal Stockholder shall receive a reduced number of shares pursuant to this Section 1.5 determined by multiplying the number of shares otherwise receivable under this Section 1.5 by a fraction, the numerator of which is the number of days in such one year period prior to such termination, and the denominator of which is 365.

                           (ii)     DEFINITIONS. As used in this subsection
(b), the following terms have the following meanings:

                                    "CNET Sales" means amounts collected from
the sale of software (less refunds, chargebacks and amounts paid to CNET, Inc.) between the Effective Time and the First Anniversary, as determined by Buyer using standards historically used by Buyer in calculating sales, from consumers who access the Company's website (y) directly from a link on a CNET Site, or (z) indirectly from sites other than CNET Sites when the author of such software is an Approved Author, as set forth in that certain Online Software Distributor Agreement, dated November 24, 1998, between the Company and CNET, Inc.

                                    "CNET Sites" means www.download.com,
www.shopper.com, www.gamecenter.com, www.builder.com and www.shareware.com.

                                    An "Approved Author" is a software author
who is registered with the Company as a result of a direct link referral from a CNET Site, excluding software authors that are registered with an Exempt Entity.

                                    An "Exempt Entity" means Buyer or any
Affiliate of Buyer, Maagnum Internet Group, Inc., a Connecticut corporation, Public Software Library Ltd., a Texas limited partnership, or any Entity acquired by Buyer prior to or after the date of this Agreement.

                  (c)      GROSS REVENUES EARN-OUT.

                           (i)      GENERALLY. Promptly following the First
Anniversary, Buyer shall deliver from the Earn-out Escrow (as defined below) to each Stockholder his or her Pro Rata Share of Buyer Common Stock equal to the following:


                                       3.

                                    (1)      if the Gross Revenues are equal
to or greater than $1,155,000 and not more than $1,485,000, (i) $3,000,000
DIVIDED by (ii) the average closing price of the Buyer Common Stock as reported on the Nasdaq National Market System during the ten (10) consecutive trading days immediately prior to such one year anniversary, (iii) rounded down to the nearest whole number, (iv) but in no event more than 150,000 shares; or

                                    (2)      if the Gross Revenues are
greater than $1,485,000 and not more than $1,815,000, (i) $4,000,000 DIVIDED by (ii) the average closing price of the Buyer Common Stock as reported on the Nasdaq National Market System during the ten (10) consecutive trading days immediately prior to such one year anniversary, (iii) rounded down to the nearest whole number, (iv) but in no event more than 200,000 shares; or

                                    (3)      if the Gross Revenues are
greater than $1,815,000 and not more than $1,980,000, (i) $6,000,000 DIVIDED by (ii) the average closing price of the Buyer Common Stock as reported on the Nasdaq National Market System during the ten (10) consecutive trading days immediately prior to such one year anniversary, (iii) rounded down to the nearest whole number, (iv) but in no event more than 300,000 shares; or

                                    (4)      if the Gross Revenues are
greater than $1,980,000, (i) $8,000,000 DIVIDED by (ii) the average closing price of the Buyer Common Stock as reported on the Nasdaq National Market System during the ten (10) consecutive trading days immediately prior to such one year anniversary, (iii) rounded down to the nearest whole number, (iv) but in no event more than 400,000 shares.

                           (II)     DEFINITIONS. As used in this subsection
(c), "Gross Revenues" means the gross revenues of the division of Buyer previously represented by the Company (the "Universal Division") between the Effective Time and the First Anniversary after deducting CNET Sales, returns, refunds and chargebacks and amounts paid by the Universal Division to software authors, dealers and referral sites. Gross Revenues shall also exclude revenues from Exempt Entities.

         1.6      RESALE SHELF.

                  (a) On or before August 18, 1999, Buyer shall file a registration statement on Form S-3 (or any other similar successor form) ("Registration Statement") with the SEC for the public sale by the Stockholders of one-half (1/2) of the Stock Consideration. If the SEC decides not to review the Registration Statement, Buyer shall use commercially reasonable efforts to cause the Registration Statement to become effective not later than seven days following the SEC's communication of such no-review to Buyer and to remain effective for a period of 90 days following such effectiveness. If the SEC does review the Registration Statement, Buyer shall use commercially reasonable efforts to cause the Registration Statement to become effective as soon as possible and in any event no later than 75 days after the date of filing and to remain effective for a period of 90 days following such date of effectiveness. Buyer shall pay all expenses in connection with the preparation and filing of the Registration Statement, but in no event will Buyer be obligated to pay the Stockholders' underwriting discounts, if any.

                  (b) Notwithstanding the foregoing, Buyer's obligation to file or maintain the effectiveness of the Registration Statement shall be suspended for a period of up to 60 days if Buyer furnishes to the Stockholders' Agent a certificate signed by the Chief Executive Officer of


                                       4.

Buyer stating that in the good faith judgment of Buyer it would be materially harmful to Buyer for such Registration Statement to be filed or maintained effective at such time; PROVIDED, HOWEVER, that if the Registration Statement shall have already been declared effective, then Buyer shall maintain the effectiveness of the Registration Statement for an additional period equal to the number of days during which the effectiveness was suspended. Buyer shall notify the Stockholders' Agent of the date the Registration Statement becomes effective at the time the Registration Statement becomes effective.

                  (c) Notwithstanding any other provision of this Section 1.6, each of the Stockholders irrevocably agrees that he or she will not, directly or indirectly, (1) offer for sale, sell, pledge, or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future) any shares of the Stock Consideration, or (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such shares of the Stock Consideration, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of the Stock Consideration or other securities, in cash or otherwise, for a period beginning on the date of this Agreement and ending on September 15, 1999. In furtherance of the foregoing, the stock certificates evidencing the Stock Consideration shall bear a legend providing for the foregoing and Buyer and its transfer agent are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Section 1.6(c).

                  (d) During the effective period of the Registration Statement, Buyer agrees that the shares of Stock Consideration to be registered thereby will be exempted from Buyer's standard policies regarding restrictions on employees' sale of Buyer's securities as in effect at such time; PROVIDED, HOWEVER, that the Stockholders will be subject to any restrictions on sale imposed by applicable securities laws.

         1.7 CLOSING OF THE COMPANY'S TRANSFER BOOKS. At the Effective Time, holders of certificates representing shares of the Company's capital stock that were outstanding immediately prior to the Effective Time shall cease to have any rights as Stockholders of the Company, and the stock transfer books of the Company shall be closed with respect to all shares of such capital stock outstanding immediately prior to the Effective Time. No further transfer of any such shares of the Company's capital stock shall be made on such stock transfer books after the Effective Time. If, after the Effective Time, a valid certificate previously representing any of such shares of the Company's capital stock (a "Company Stock Certificate") is presented to Buyer, such Company Stock Certificate shall be canceled and shall be exchanged as provided in Section 1.8.

         1.8      EXCHANGE OF CERTIFICATES.

                  (a) Upon surrender of a Company Stock Certificate to Buyer for exchange, together with such other documents as may be reasonably required by Buyer, the holder of such Company Stock Certificate shall be entitled to receive in exchange therefor a certificate representing the number of whole shares of Buyer Common Stock that such holder has the right to receive pursuant to the provisions of this Section 1, and the Company Stock Certificate so surrendered shall be canceled. Until surrendered as contemplated by this Section 1.8, each Company Stock Certificate shall be deemed, from and after the Effective Time, to represent only


                                       5.

the right to receive upon such surrender a certificate representing shares of Buyer Common Stock (and cash in lieu of any fractional share of Buyer Common Stock) as contemplated by this Section 1. If any Company Stock Certificate shall have been lost, stolen or destroyed, Buyer may, in its discretion and as a condition precedent to the issuance of any certificate representing Buyer Common Stock, require the owner of such lost, stolen or destroyed Company Stock Certificate to provide an appropriate affidavit and to deliver a bond (in such sum as Buyer may reasonably direct) as indemnity against any claim that may be made against Buyer with respect to such Company Stock Certificate.

                  (b) No dividends or other distributions declared or made with respect to Buyer Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Company Stock Certificate with respect to the shares of Buyer Common Stock represented thereby, and no cash payment in lieu of any fractional share shall be paid to any such holder, until such holder surrenders such Company Stock Certificate in accordance with this Section 1.8 (at which time such holder shall be entitled to receive all such dividends and distributions and such cash payment).

                  (c) No fractional shares of Buyer Common Stock shall be issued in connection with the Merger, and no certificates for any such fractional shares shall be issued. In lieu of such fractional shares, any holder of capital stock of the Company who would otherwise be entitled to receive a fraction of a share of Buyer Common Stock (after aggregating all fractional shares of Buyer Common Stock issuable to such holder) shall, upon surrender of such holder's Company Stock Certificate(s), be paid in cash the dollar amount (rounded to the nearest whole cent), without interest, determined by multiplying such fraction by the Designated Buyer Stock Price.

                  (d) Buyer shall be entitled to deduct and withhold from any consideration payable or otherwise deliverable to any holder or former holder of capital stock of the Company pursuant to this Agreement such amounts as Buyer may be required to deduct or withhold therefrom under the Code or under any provision of state, local or foreign tax law. To the extent such amounts are so deducted or withheld, such amounts shall be treated for all purposes under this Agreement as having been paid to the Person to whom such amounts would otherwise have been paid.

                  (e) Buyer shall not be liable to any holder or former holder of capital stock of the Company for any shares of Buyer Common Stock (or dividends or distributions with respect thereto), or for any cash amounts, delivered to any public official pursuant to any applicable abandoned property, escheat or similar law.

         1.9 STOCKHOLDER APPROVAL; DISSENTING SHARES. Each of the Stockholders hereby agrees and acknowledges the following:

                  (a) that the terms of the Merger, this Agreement, the Escrow Agreement and all other agreements contemplated herein are hereby approved, ratified and confirmed and the officers of the Company are, and each of them hereby is, authorized and directed, in the name and on behalf of the Company, to consummate the transactions contemplated by this Agreement, the Escrow Agreement on the terms set forth in such documents and such other agreements, and


                                       6.

any amendments thereto, as the officers executing such agreements may in their discretion deem reasonable and appropriate; and

                  (b) that he or she hereby agrees to waive any "appraisal rights" within the meaning of Section 262 of the Delaware General Corporation Law with respect to the Merger.

         1.10 TAX CONSEQUENCES. For federal income tax purposes, the Merger is intended to constitute a reorganization within the meaning of
Section 368(a)(1)(A) of the Code. The parties to this Agreement hereby adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Treasury Regulations.

         1.11 ACCOUNTING TREATMENT. For accounting purposes, the Merger is intended to be accounted for by Buyer as a purchase under GAAP.

         1.12 FURTHER ACTION. If, at any time after the Effective Time, any further action is determined by Buyer to be necessary or desirable to carry out the purposes of this Agreement or to vest Buyer with full right, title and possession of and to all rights and property of the Company, the officers and directors of Buyer shall be fully authorized (in the name of the Company and otherwise) to take such action.

       SECTION 2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE
                  STOCKHOLDERS

                  Except as set forth in the Disclosure Schedule with respect to specifically identified subsections of this Section 2, the Company and the Stockholders jointly and severally represent and warrant, to and for the benefit of the Indemnitees, as follows:

         2.1      DUE ORGANIZATION; GOOD STANDING; NO SUBSIDIARIES.

                  (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all necessary power and authority: (i) to conduct its business in the manner in which its business is currently being conducted; (ii) to own and use its assets in the manner in which its assets are currently owned and used; and (iii) to perform its obligations under all Company Contracts.

                  (b) The Company is not and has not been required to be qualified, authorized, registered or licensed to do business as a foreign corporation in any jurisdiction, other than in the State of Washington. With respect to such jurisdiction, the Company is in good standing as a foreign corporation in such jurisdiction.

                  (c) The Company has no subsidiaries and the Company has never owned, beneficially or otherwise, any shares or other securities of, or any direct or indirect interest of any nature, in any Entity, other than a corporate money market account standing in the name of "Universal Commerce, Incorporated".

         2.2 CERTIFICATE OF INCORPORATION AND BYLAWS; RECORDS. The Company has delivered to Buyer accurate and complete copies of: (a) the Company's certificate of incorporation and bylaws, including all amendments thereto; (b) the stock records of the Company; and (c) the minutes and other records of the meetings and other actions or proceedings


                                       7.

(including any actions taken by written consent or otherwise without a meeting) of the Stockholders of the Company, the board of directors of the Company and all committees of the board of directors of the Company. There have been no annual or special meetings or other actions or proceedings of the Stockholders of the Company, the board of directors of the Company or any committee of the board of directors of the Company that are not fully reflected in such minutes or other records. The books of account, stock records, minute books and other records of the Company are accurate, up-to-date and complete in all material respects, and have been maintained in accordance with prudent business practices.

         2.3      CAPITALIZATION; TITLE TO SHARES.

                  (a) The authorized capital stock of the Company consists of 1,500 shares of Common Stock (no par value), of which 1,500 shares have been issued and are outstanding and all of which shares are registered in the name of the Stockholders (the "Shares"). The Shares are owned by the individuals and in the amounts set forth on Schedule 2.3 to the Disclosure Schedule. All of the Shares have been duly authorized and validly issued, are fully paid and non-assessable and have been issued in full compliance with all applicable securities laws and other applicable legal requirements. The Stockholders have, and at the Closing will have, good and valid title to the Shares, and all of such Shares are free and clear of all liens and other Encumbrances and legends (other than customary securities law legends). The Stockholders has delivered to Buyer accurate and complete copies of the stock certificate(s) representing such shares.

                  (b) Except for the transactions contemplated by this Agreement, there is no: (i) outstanding subscription, option, call, warrant or right (whether or not currently exercisable) to acquire any shares of the capital stock or other securities of the Company; (ii) outstanding security, instrument or obligation that is or may become convertible into or exchangeable for any shares of the capital stock or other securities of the Company; or (iii) Contract under which the Company is or may become obligated to sell or otherwise issue any shares of its capital stock or any other securities. The Company has never repurchased, redeemed or otherwise reacquired any shares of capital stock or other securities of the Company.

         2.4      FINANCIAL STATEMENTS.

                  (a) The Company has delivered to Buyer the following financial statements and notes (collectively, the "Company Financial Statements"): (i) the unaudited balance sheet of the Company as of December 31, 1998, and the related unaudited income statements of the Company for the year then ended; and (ii) the unaudited balance sheet of the Company as of March 31, 1999 (the "Balance Sheet"), and the related unaudited income statement of the Company for the three months then ended.

                  (b) The Company Financial Statements are accurate and complete in all material respects and present fairly the financial position of the Company as of the respective dates thereof and the results of operations and (in the case of the financial statements referred to in Section 2.4(a)(i)) cash flows of the Company for the periods covered thereby. The Company Financial Statements are free of material misstatements and present fairly the financial position of the Company.


                                       8.

         2.5 ABSENCE OF CHANGES. Since the date of the Balance Sheet (the "Balance Sheet Date"):

                  (a) there has not been any material adverse change in the Company's business, condition, assets, liabilities, operations, financial performance or prospects and, to the best of the knowledge of the Company and the Stockholders, no event has occurred that will, or could reasonably be expected to, have a Material Adverse Effect on the Company;

                  (b) there has not been any material loss, damage or destruction to, or any material interruption in the use of, any of the Company's assets (whether or not covered by insurance);

                  (c) the Company has not declared, accrued, set aside or paid any dividend or made any other distribution in respect of any shares of capital stock, and has not repurchased, redeemed or otherwise reacquired any shares of capital stock or other securities;

                  (d) the Company has not sold, issued or authorized the issuance of (i) any capital stock or other security, (ii) any option or right to acquire any capital stock or any other security, or (iii) any instrument convertible into or exchangeable for any capital stock or other security;

                  (e) there has been no amendment to the Company's certificate of incorporation or bylaws, and the Company has not effected or been a party to any Acquisition Transaction, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction;

                  (f) the Company has not formed any subsidiary or acquired any equity interest or other interest in any other Entity;

                  (g) the Company has not made any capital expenditure which, when added to all other capital expenditures made on behalf of the Company since the Balance Sheet Date, exceeds $20,000;

                  (h) the Company has not (i) entered into or permitted any of the assets owned or used by it to become bound by any Contract that is or would constitute a Material Contract, or (ii) amended or prematurely terminated, or waived any material right or remedy under, any such Contract;

                  (i) the Company has not (i) acquired, leased or licensed any right or other asset from any other Person, (ii) sold or otherwise disposed of, or leased or licensed, any right or other asset to any other Person, or
(iii) waived or relinquished any right, except for immaterial rights or other immaterial assets acquired, leased, licensed or disposed of in the ordinary course of business and consistent with the Company's past practices;

                  (j) the Company has not written off as uncollectible, or established any extraordinary reserve with respect to, any account receivable or other indebtedness;

                  (k) the Company has not made any pledge of any of its assets or otherwise permitted any of its assets to become subject to any Encumbrance, except for pledges of

                                       9.

immaterial assets made in the ordinary course of business and consistent with the Company's past practices;

                  (l) the Company has not (i) lent money to any Person (other than pursuant to routine travel advances made to employees in the ordinary course of business), or (ii) incurred or guaranteed any indebtedness for borrowed money;

                  (m) the Company has not (i) established or adopted any employee benefit Plans, (ii) paid any bonus or made any profit-sharing or similar payment to, or increased the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its directors, officers or employees, or (iii) hired any new employee;

                  (n) the Company has not changed any of its methods of accounting or accounting practices in any respect;

                  (o)      the Company has not made any Tax election;

                  (p) the Company has not commenced or settled any Legal Proceeding;

                  (q) the Company has not entered into any material transaction or taken any other material action outside the ordinary course of business or inconsistent with its past practices; and

                  (r) the Company has not agreed or committed to take any of the actions referred to in clauses "(c)" through "(q)" above.

         2.6      TITLE TO ASSETS.

                  (a) The Company owns, and has good, valid and marketable title to, all assets purported to be owned by it, including: (i) all assets reflected on the Balance Sheet; (ii) all assets referred to in Parts 2.7(b) and
2.9 of the Disclosure Schedule and all of the Company's rights under the Contracts identified in Part 2.10(a) of the Disclosure Schedule; and (iii) all other assets reflected in the Company's books and records as being owned by the Company. All of said assets are owned by the Company free and clear of any liens or other Encumbrances, except for (x) any lien for current Taxes not yet due and payable, and (y) minor liens that have arisen in the ordinary course of business and that do not (in any case or in the aggregate) materially detract from the value of the assets subject thereto or materially impair the operations of the Company.

                  (b) Part 2.6 of the Disclosure Schedule identifies all assets that are material to the business of the Company and that are being leased or licensed to the Company.

         2.7      BANK ACCOUNTS; RECEIVABLES.

                  (a) Part 2.7(a) of the Disclosure Schedule identifies each account maintained by or for the benefit of the Company at any bank or other financial institution and the names of each Person authorized to access such account.

                                     10.

                  (b) Part 2.7(b) of the Disclosure Schedule provides an accurate and complete report showing all accounts receivable, notes receivable and other receivables of the Company as of the Balance Sheet Date. All existing accounts receivable of the Company (including those accounts receivable reflected on the Balance Sheet that have not yet been collected and those accounts receivable that have arisen since the Balance Sheet Date and have not yet been collected) (i) represent valid obligations of clients of the Company arising from bona fide transactions entered into in the ordinary course of business, and (ii) are current and collectible in full. None of the Company's accounts receivable is subject to any Encumbrance, offset, setoff or counterclaim and neither of the Company nor the Stockholders has any knowledge of any facts or circumstances that would give rise to any Encumbrance.

         2.8      EQUIPMENT; LEASEHOLD.

                  (a) All material items of equipment and other tangible assets owned by or leased to the Company are adequate for the uses to which they are being put, are in good condition and repair (ordinary wear and tear excepted) and are adequate for the conduct of the Company's business in the manner in which such business is currently being conducted.

                  (b) Part 2.8(b) of the Disclosure Schedule identifies all real property owned or leased by the Company.

         2.9      PROPRIETARY ASSETS.

                  (a) Part 2.9(a)(i) of the Disclosure Schedule sets forth, with respect to each Company Proprietary Asset registered with any Governmental Body or for which an application has been filed with any Governmental Body, (i) a brief description of such Proprietary Asset, and (ii) the names of the jurisdictions covered by the applicable registration or application. Part 2.9(a)(ii) of the Disclosure Schedule identifies and provides a brief description of all other Company Proprietary Assets owned by the Company. Part 2.9(a)(iii) of the Disclosure Schedule identifies and provides a brief description of each Proprietary Asset licensed to the Company by any Person (except for any Proprietary Asset that is licensed to the Company under any third party software license generally available to the public at a cost of less than $10,000), and identifies the license agreement under which such Proprietary Asset is being licensed to the Company. The Company has good, valid and marketable title to all of the Company Proprietary Assets identified in Parts 2.9(a)(i) and 2.9(a)(ii) of the Disclosure Schedule, free and clear of all liens and other Encumbrances, and has a valid right to use all Proprietary Assets identified in Part 2.9(a)(iii) of the Disclosure Schedule. Part 2.9(a)(iv) of the Disclosure Schedule sets forth all obligations of the Company to make any payment to any Person for the use of any Company Proprietary Asset. The Company has not developed jointly with any other Person any Company Proprietary Asset with respect to which such other Person has any rights.

                  (b) The Company has taken all measures and precautions necessary to protect and maintain the confidentiality and secrecy of all Company Proprietary Assets (except Company Proprietary Assets whose value would be unimpaired by public disclosure) and otherwise to maintain and protect the value of all Company Proprietary Assets. Part 2.9(b) of the Disclosure Schedule identifies all Persons to whom the Company has disclosed or delivered or permitted the disclosure or delivery of: (i) the source code, or any portion or aspect of the source code, of any Company Proprietary Asset, or (ii) the object code, or any portion or aspect of the

                                     11.

object code, of any Company Proprietary Asset, other than pursuant to license agreements identified in Part 2.10(a) of the Disclosure Schedule.

                  (c) To the best knowledge of the Company and the Stockholders, none of the Company Proprietary Assets infringes or conflicts with any Proprietary Asset owned or used by any other Person. The Company is not infringing, misappropriating or making any unlawful use of, and the Company has not at any time infringed, misappropriated or made any unlawful use of, or received any notice or other communication (in writing or otherwise) of any actual, alleged, possible or potential infringement, misappropriation or unlawful use of, any Proprietary Asset owned or used by any other Person. To the best of the knowledge of the Company and the Stockholders, no other Person is infringing, misappropriating or making any unlawful use of, and no Proprietary Asset owned or used by any other Person infringes or conflicts with, any Company Proprietary Asset.

                  (d)      Except as set forth in Part 2.9(d) of the Disclosure
Schedule: (i) each Company Proprietary Asset conforms in all material respects with any specification, documentation, performance standard, representation or statement made or provided with respect thereto by or on behalf of the Company; and (ii) there has not been any claim by any client or other Person alleging that any Company Proprietary Asset (including each version thereof that has ever been licensed or otherwise made available by the Company to any Person) does not conform in all material respects with any specification, documentation, performance standard, representation or statement made or provided by or on behalf of the Company, and, to the best of the knowledge of the Company and the Stockholders, there is no basis for any such claim. The Company has established adequate reserves on the Balance Sheet to cover all costs associated with any obligations that the Company may have with respect to the correction or repair of programming errors or other defects in the Company Proprietary Assets.

                  (e) The Company Proprietary Assets constitute all the Proprietary Assets necessary to enable the Company to conduct its business in the manner in which such business has been and is being conducted. Part 2.9(e) of the Disclosure Schedule sets forth (i) any license by the Company of the Company Proprietary Assets to any Person on an exclusive basis, and (ii) any covenant not to compete or Contract limiting the Company's ability to exploit fully any of its Proprietary Assets or to transact business in any market or geographical area or with any Person.

                  (f)      To the knowledge of the Company and the Stockholders,
(i) each computer, computer program and other item of software (whether installed on a computer or on any other piece of equipment, including firmware) that is owned, licensed or used by the Company for its internal business operations is Year 2000 Compliant; and (ii) each computer program and other item of software that has been designed, developed or licensed by the Company is Year 2000 Compliant. The Company has conducted sufficient Year 2000 compliance testing for each computer, computer program and item of software referred to above to be able to determine whether such computer, computer program and item of software is Year 2000 Compliant, and has obtained warranties or other written assurances from each of its suppliers to the effect that the products and services provided by such suppliers to the Company is Year 2000 Compliant. Notwithstanding any other provision in this Section 2.9, the Company makes no representation that any computer, computer program or other item of software will be Year 2000 compliant after the Year 2038.

                                     12.

         2.10     CONTRACTS.

                  (a)      Part 2.10(a) of the Disclosure Schedule identifies:

                           (i)      the ten (10) largest Company Contract with
software authors, based upon net sales from January 1, 1999 through April 30, 1999;

                           (ii)     each Company Contract relating to the
employment of, or the performance of services by, any employee, consultant or independent contractor;

                           (iii)    each Company Contract relating to the
acquisition, transfer, use, development, sharing or license of any technology or any Proprietary Asset;

                           (iv)     each Company Contract imposing any
restriction on the Company's right or ability (A) to compete with any other Person, (B) to acquire any product or other asset or any services from any other Person, (C) to sell any product or other asset to or perform any services for any other Person or to transact business or deal in any other manner with any other Person, or (D) develop or distribute any technology;

                           (v)      each Company Contract creating or involving
any agency relationship, distribution arrangement or franchise relationship;

                           (vi)     each Company Contract relating to the
acquisition, issuance or transfer of any securities;

                           (vii)    each Company Contract relating to the
creation of any Encumbrance with respect to any asset of the Company;

                           (viii)   each Company Contract involving or
incorporating any guaranty, any pledge, any performance or completion bond, any indemnity or any surety arrangement;

                           (ix)     each Company Contract creating or relating
to any partnership or joint venture or any sharing of revenues, profits, losses, costs or liabilities;

                           (x)      each Company Contract relating to the
purchase or sale of any product or other asset by or to, or the performance of any services by or for, any Related Party;

                           (xi)     each Company Contract constituting or
relating to a Contract with a Governmental Body;

                           (xii)    any other Company Contract that was entered
into outside the ordinary course of business or was inconsistent with the Company's past practices;

                           (xiii)   any other Company Contract that has a term
of more than 60 days and that may not be terminated by the Company (without penalty) within 60 days after the delivery of a termination notice by the Company; and

                           (xiv)    any other Company Contract that contemplates
or involves (A) the payment or delivery of cash or other consideration in an amount or having a value in excess of

                                     13.

$10,000 in the aggregate, or (B) the performance of services having a value in excess of $10,000 in the aggregate.

Contracts in the respective categories described in clauses "(i)" through "(xiii)" above are referred to in this Agreement as "Material Contracts."

                  (b) The Company has delivered to Buyer accurate and complete copies of all written Contracts identified in Part 2.10(a) of the Disclosure Schedule, including all amendments thereto. Part 2.10(a) of the Disclosure Schedule provides an accurate description of the terms of each Company Contract that is not in written form. Each Contract identified in Part 2.10(a) of the Disclosure Schedule is valid and in full force and effect and, to the best of the knowledge of the Company and the Stockholders, is enforceable by the Company in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and
(ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

                  (c)      Except as set forth in Part 2.10(c) of the Disclosure
Schedule:

                           (i)      the Company has not violated or breached, or
committed any default under, any Company Contract, and, to the best of the knowledge of the Company and the Stockholders, no other Person has violated or breached, or committed any default under, any Company Contract;

                           (ii)     to the best of the knowledge of the Company
and the Stockholders, no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) will, or could reasonably be expected to, (A) result in a violation or breach of any of the provisions of any Company Contract, (B) give any Person the right to declare a default or exercise any remedy under any Company Contract, (C) give any Person the right to accelerate the maturity or performance of any Company Contract, or (D) give any Person the right to cancel, terminate or modify any Company Contract;

                           (iii)    since October 15, 1997, the Company has not
received any notice or other communication regarding any actual or possible violation or breach of, or default under, any Company Contract; and

                           (iv)     the Company has not waived any of its
material rights under any Material Contract.

         2.11 LIABILITIES. The Company has no accrued, contingent or other liabilities of any nature, either matured or unmatured, except for: (a) liabilities identified as such in the "liabilities" column of the Balance Sheet;
(b) accounts payable or accrued salaries that have been incurred by the Company since the Balance Sheet Date in the ordinary course of business and consistent with the Company's past practices; and (c) liabilities under the Company Contracts identified in Part 2.10(a) of the Disclosure Schedule, to the extent the nature and magnitude of such liabilities can be specifically ascertained by reference to the text of such Company Contracts.

         2.12 COMPLIANCE WITH LEGAL REQUIREMENTS. The Company is, and has at all times since October 15, 1997 been, to the best of the knowledge of the Company and the Stockholders,

                                     14.

in compliance with all applicable Legal Requirements, except where the failure to comply with such Legal Requirements has not had and will not have a Material Adverse Effect on the Company. Except as set forth in Part 2.12 of the Disclosure Schedule, since October 15, 1997, the Company has not received any notice or other communication from any Governmental Body regarding any actual or possible violation of, or failure to comply with, any Legal Requirement.

         2.13     GOVERNMENTAL AUTHORIZATIONS. Part 2.13 of the Disclosure
Schedule identifies each material Governmental Authorization held by the Company, and the Company has delivered to Buyer accurate and complete copies of all Governmental Authorizations identified in Part 2.13 of the Disclosure Schedule. The Governmental Authorizations identified in Part 2.13 of the Disclosure Schedule are valid and in full force and effect, and collectively constitute all Governmental Authorizations necessary to enable the Company to conduct its business in the manner in which its business is currently being conducted. The Company is, and at all times since October 15, 1997 has been, in substantial compliance with the terms and requirements of the respective Governmental Authorizations identified in Part 2.13 of the Disclosure Schedule. Since October 15, 1997, the Company has not received any notice or other communication from any Governmental Body regarding (a) any actual or possible violation of or failure to comply with any term or requirement of any Governmental Authorization, or (b) any actual or possible revocation, withdrawal, suspension, cancellation, termination or modification of any Governmental Authorization.

         2.14     TAX MATTERS.

                  (a) All Tax Returns required to be filed by or on behalf of the Company with any Governmental Body with respect to any taxable period ending on or before the Closing Date (the "Company Returns") (i) have been or will be filed on or before the applicable due date (including any extensions of such due date), and (ii) have been, or will be when filed, accurately and completely prepared in all material respects in compliance with all applicable Legal Requirements. All amounts shown on the Company Returns to be due on or before the Closing Date have been or will be paid on or before the Closing Date. The Company has delivered to Buyer accurate and complete copies of all Company Returns filed since October 15, 1997 that have been requested by Buyer.

                  (b) The Company Financial Statements fully accrue all actual and contingent liabilities for Taxes with respect to all periods through the dates thereof. The Company will establish, in the ordinary course of business and consistent with its past practices, reserves adequate for the payment of all Taxes for the period from the Balance Sheet Date through the Closing Date, and the Company will disclose the dollar amount of such reserves to Buyer on or prior to the Closing Date.

                  (c) Part 2.14(c) of the Disclosure Schedule identifies all examinations or audits of any Company Return. The Company has delivered to Buyer accurate and complete copies of all audit reports and similar documents (to which the Company has access) relating to the Company Returns. Part 2.14(c) of the Disclosure Schedule sets forth any extension or waiver of the limitation period applicable to any of the Company Returns that has been granted to the Company or has been requested by the Company, if any.

                                     15.

                  (d) No claim or Legal Proceeding is pending or has been threatened against or with respect to the Company in respect of any Tax. There are no unsatisfied liabilities for Taxes (including liabilities for interest, additions to tax and penalties thereon and related expenses) with respect to any notice of deficiency or similar document received by the Company with respect to any Tax (other than liabilities for Taxes asserted under any such notice of deficiency or similar document that are being contested in good faith by the Company and with respect to which adequate reserves for payment have been established). There are no liens for Taxes upon any of the assets of the Company except liens for current Taxes not yet due and payable. The Company has not entered into or become bound by any agreement or consent pursuant to Section 341(f) of the Code. The Company has not been, and the Company will not be, required to include any adjustment in taxable income for any tax period (or portion thereof) pursuant to Section 481 or 263A of the Code or any comparable provision under state or foreign Tax laws as a result of transactions or events occurring, or accounting methods employed, prior to the Closing.

                  (e) There is no agreement, plan, arrangement or other Contract covering any employee or independent contractor or former employee or independent contractor of the Company that, considered individually or considered collectively with any other such Contracts, will, or could reasonably be expected to, give rise directly or indirectly to the payment of any amount that would not be deductible pursuant to Section 280G or Section 162 of the Code. The Company is not, and has never been, a party to or bound by any tax indemnity agreement, tax sharing agreement, tax allocation agreement or similar Contract.

         2.15     EMPLOYEE AND LABOR MATTERS; BENEFIT PLANS.

                  (a) Part 2.15(a) of the Disclosure Schedule lists each salary, bonus, employee pension, profit sharing, deferred compensation, severance, cafeteria, stock option, stock purchase, incentive, golden parachute, group or individual medical and health benefits, welfare, insurance or other employee benefit plan, program or arrangement regardless of whether such plan is described in Section 3 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") (the "Plans") that is maintained by the Company or to which the Company is required to contribute on behalf of employees of the Company, and the basis of the Company's contributions. The Company's 401(k) Plan, and any other retirement plan sponsored or contributed to by the Company that is intended to be a qualified plan, is a qualified plan under Section 401(a) of the Code, has received a current favorable determination letter from the Internal Revenue Service or for which the Company has made application for a favorable determination letter within the applicable time limits of Section 401(b) of the Code, complies in all respects with ERISA and has been administered in compliance with ERISA and the Code. With respect to each Plan listed in Part 2.15(a) of the Disclosure Schedule, the Company does not have any liability for any failure to comply with ERISA or the Code or for any action or failure to act in connection with the administration of such Plan. The Company does not sponsor any Plan that is subject to Section 412 of the Code or Title IV of ERISA or is a multiemployer plan, and no reportable event (as defined in Section 4043 of ERISA) has occurred with respect to any Plan and no proceeding by the Pension Benefit Guaranty Corporation has been commenced to terminate any Plan. The Company does not participate in, sponsor or contribute to a multiple employer welfare arrangement. No liability under the Plans exists that, on or after the Closing Date, could subject the Company or Buyer to any liability or have any adverse effect on the assets of the Company or Buyer, and no event has occurred which might give rise to any such


                                      16.

liability or which could subject the Company or Buyer to any such liability or have any adverse effect on the business, financial condition or results of operations of the Company or Buyer.

                  (b) In addition to, but not in limitation of, the foregoing, (i) the Company has complied in all respects with the continuation coverage rules of the Consolidated Omnibus Budget Reconciliation Act of 1985;
(ii) no nonexempt prohibited transactions under the Code or ERISA have occurred with respect to any Plan; and (iii) there are no current investigations or audits of any of the Plans by any governmental agency, nor has the Company been notified in writing or orally of such a pending investigation or audit. The Company has the power to amend or terminate any of the Plans, or any contracts, related to the Plans, at any time and with no penalty. No claim under ERISA has been filed with respect to any Plan. The Company has provided copies of all Plan documents and amendments thereto, trust agreements, contracts relating to the Plan administration, determination letter or, if none, application to the Internal Revenue Service for a determination letter, all Form 5500s for the last three years, including schedules and attachments, the most recent summary plan descriptions and summaries of material modifications and the most recent annual report.

                  (c) Except as set forth in Part 2.15(c) of the Disclosure Schedule, neither the execution, delivery or performance of this Agreement, nor the consummation of the Merger or any of the other transactions contemplated by this Agreement, will result in any payment (including any bonus, golden parachute or severance payment) to any current or former employee, consultant or director of the Company (whether or not under any Plan), or materially increase the benefits payable under any Plan, or result in any acceleration of the time of payment or vesting of any such benefits.

                  (d) Part 2.15(d) of the Disclosure Schedule contains a list of all salaried employees and all consultants of the Company as of the date of this Agreement, and correctly reflects, in all material respects, their salaries, any other compensation payable to them (including compensation payable pursuant to bonus, deferred compensation or commission arrangements), their dates of hire and their positions. The Company is not a party to any collective bargaining contract or other Contract with a labor union or similar organization involving any of its employees. All of the Company's employees are "at will" employees. The Company has delivered to Buyer accurate and complete copies of all employee manuals and handbooks, policy statements and other materials relating the employment of the Company's employees.

                  (e) Part 2.15(e) of the Disclosure Schedule identifies each employee who is not fully available to perform work because of disability or other leave and sets forth the basis of such leave and the anticipated date of return to full service.

                  (f) The Company is in compliance in all material respects with all applicable Legal Requirements and Contracts relating to employment, employment practices, wages, bonuses and terms and conditions of employment, including employee compensation matters.

                  (g) Except as set forth in Part 2.15(g) of the Disclosure Schedule, the Company has good labor relations, and neither the Company nor the Stockholders has any reason to believe that (i) the consummation of the Merger or any of the other transactions contemplated by this Agreement will have a Material Adverse Effect on the Company's labor relations, or

                                      17.

(ii) any of the Company's employees intends to terminate his or her employment with the Company.

         2.16 ENVIRONMENTAL MATTERS. To the best of the knowledge of the Company and the Stockholders, the Company is in compliance in all material respects with all applicable Environmental Laws, which compliance includes the possession by the Company of all permits and other Governmental Authorizations required under applicable Environmental Laws, and compliance with the terms and conditions thereof. The Company has not received any notice or other communication (in writing or otherwise), whether from a Governmental Body, citizens group, employee or otherwise, that alleges that the Company is not in compliance with any Environmental Law, and, to the best of the knowledge of the Company and the Stockholders, there are no circumstances that may prevent or interfere with the Company's compliance with any Environmental Law in the future. To the best of the knowledge of the Company and the Stockholders, no current or prior owner of any property leased or controlled by the Company has received any notice or other communication (in writing or otherwise), whether from a Government Body, citizens group, employee or otherwise, that alleges that such current or prior owner or the Company is not in compliance with any Environmental Law. All Governmental Authorizations currently held by the Company pursuant to Environmental Laws are identified in Part 2.16 of the Disclosure Schedule.

         2.17 INSURANCE. Part 2.17 of the Disclosure Schedule identifies all insurance policies maintained by, at the expense of or for the benefit of the Company and identifies any material claims made thereunder, and the Company has delivered to Buyer accurate and complete copies of the insurance policies identified on Part 2.17 of the Disclosure Schedule. Each of the insurance policies identified in Part 2.17 of the Disclosure Schedule is in full force and effect. Since October 15, 1997, the Company has not received any notice or other communication regarding any actual or possible (a) cancellation or invalidation of any insurance policy, (b) refusal of any coverage or rejection of any claim under any insurance policy, or (c) material adjustment in the amount of the premiums payable with respect to any insurance policy.

         2.18 RELATED PARTY TRANSACTIONS. Except as set forth in Part 2.18 of the Disclosure Schedule: (a) no Related Party has, and no Related Party has at any time since October 15, 1997 had, any direct or indirect interest in any material asset used in or otherwise relating to the business of the Company; (b) no Related Party is, or has at any time since October 15, 1997 been, indebted to the Company; (c) since October 15, 1997, no Related Party has entered into, or has had any direct or indirect financial interest in, any material Contract, transaction or business dealing involving the Company; (d) no Related Party is competing, or has at any time since October 15, 1997 competed, directly or indirectly, with the Company; and (e) no Related Party has any claim or right against the Company (other than rights to receive compensation for services performed as an employee of the Company).

         2.19     LEGAL PROCEEDINGS; ORDERS.

                  (a) There is no pending Legal Proceeding, and (to the best of the knowledge of the Company and the Stockholders) no Person has threatened to commence any Legal Proceeding: (i) that involves the Company or any of the assets owned or used by the Company or any Person whose liability the Company has or may have retained or assumed, either contractually or by operation of law; or (ii) that challenges, or that may have the effect of

                                      18.

preventing, delaying, making illegal or otherwise interfering with, the Merger or any of the other transactions contemplated by this Agreement. To the best of the knowledge of the Company and the Stockholders, no event has occurred, and no claim, dispute or other condition or circumstance exists, that will, or that could reasonably be expected to, give rise to or serve as a basis for the commencement of any such Legal Proceeding.

                  (b) No Legal Proceeding has ever been commenced by or has ever been pending against the Company.

                  (c) There is no order, writ, injunction, judgment or decree to which the Company, or any of the assets owned or used by the Company, is subject. The Stockholders is not subject to any order, writ, injunction, judgment or decree that relates to the Company's business or to any of the assets owned or used by the Company. To the best of the knowledge of the Company and the Stockholders, no officer or other employee of the Company is subject to any order, writ, injunction, judgment or decree that prohibits such officer or other employee from engaging in or continuing any conduct, activity or practice relating to the Company's business.

         2.20 CLIENTS. Part 2.20 of the Disclosure Schedule sets forth the names and amounts of the respective purchases for the twelve-month period ended on the Balance Sheet Date for each of the ten (10) largest software authors, based upon net sales from January 1, 1999 through April 30, 1999. Neither the Company nor the Stockholders is aware nor has any reason to believe that any of the clients listed on Part 2.20 of the Disclosure Schedule has reduced materially or terminated, or intends to reduce materially or to terminate, the amount of its business with the Company. Part 2.20 of the Disclosure Schedule lists the Company's order backlog as of the Balance Sheet Date.

         2.21 MATERIAL RELATIONSHIPS. No material supplier to or client or distributor of the Company has notified the Company of an intention to terminate or substantially alter its existing business relationship with the Company, and neither the Company nor the Stockholders has any reason to believe that such termination or alteration of the relationship with the Company is likely to occur.

         2.22 SALES POLICIES; WARRANTIES. Part 2.22 of the Disclosure Schedule lists all sales or product fitness warranty policies of the Company. No Person has asserted or, to the best knowledge of the Company and the Stockholders, threatened to assert a claim for a breach of any such warranty policy.

         2.23 BROKERS AND FINDERS. None of the Company or any of its officers, directors, employees or agents nor the Stockholders has had dealings with any broker or finder in such a way as to incur, or has otherwise incurred, any liability for which the Company or Buyer may ever be in any way responsible with respect to any brokerage fees, commissions or finders' fees in connection with the transactions contemplated hereby.

         2.24 AUTHORITY; BINDING NATURE OF AGREEMENT. Each of the Company and the Stockholders has the absolute and unrestricted right, power and authority to enter into and to perform its obligations under this Agreement; and the execution, delivery and performance by the Company and the Stockholders of this Agreement has been duly authorized by all necessary corporate or other action on the part of the Company and the Stockholders, as applicable. This Agreement constitutes the legal, valid and binding obligation of each of the Company and the

                                      19.

Stockholders, enforceable against the Company and the Stockholders in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

         2.25 NON-CONTRAVENTION; CONSENTS. Neither (1) the execution, delivery or performance of this Agreement or any of the other agreements referred to in this Agreement, nor (2) the consummation of the Merger or any of the other transactions contemplated by this Agreement, will directly or indirectly (with or without notice or lapse of time):

                  (a)      contravene, conflict with or result in a violation of
(i) any of the provisions of the Company's certificate of incorporation or bylaws, or (ii) any resolution adopted by the Stockholders, the Company's board of directors or any committee of the Company's board of directors;

                  (b) contravene, conflict with or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the transactions contemplated by this Agreement or to exercise any remedy or obtain any relief under, any Legal Requirement or any order, writ, injunction, judgment or decree to which the Company, or any of the assets owned or used by the Company, is subject;

                  (c) contravene, conflict with or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify, any Governmental Authorization that is held by the Company or that otherwise relates to the Company's business or to any of the assets owned or used by the Company;

                  (d) contravene, conflict with or result in a violation or breach of, or result in a default under, any provision of any Company Contract that is or would constitute a Material Contract, or give any Person the right to
(i) declare a default or exercise any remedy under any such Company Contract,
(ii) accelerate the maturity or performance of any such Company Contract, or
(iii) cancel, terminate or modify any such Company Contract; or

                  (e) result in the imposition or creation of any lien or other Encumbrance upon or with respect to any asset owned or used by the Company (except for minor liens that will not, in any case or in the aggregate, materially detract from the value of the assets subject thereto or materially impair the operations of the Company).

Except as set forth in Part 2.25 of the Disclosure Schedule, the Company is not and will not be required to make any filing with or give any notice to, or to obtain any Consent from, any Person in connection with (x) the execution, delivery or performance of this Agreement or any of the other agreements referred to in this Agreement, or (y) the consummation of the Merger or any of the other transactions contemplated by this Agreement.

         2.26 DATABASE BACKUP. The Company currently backs up its Oracle databases in a method prescribed and supported by Oracle and warrants that, to the Company's knowledge, the current data from such databases is recoverable.

                                      20.

         2.27 FULL DISCLOSURE. No representation or warranty by the Company or the Stockholders contained in this Agreement, and no statement contained in any letter, certificate, schedule, exhibit, list or other writing furnished to Buyer by the Company or the Stockholders in connection with the transactions contemplated hereby contains any untrue statement of fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading. All copies of all writings furnished to Buyer by the Company or the Stockholders hereunder or in connection with the transactions contemplated hereby are true and complete.

SECTION 3.        REPRESENTATIONS AND WARRANTIES OF BUYER

                  Buyer represents and warrants to the Company and the Stockholders as follows:

         3.1      SEC FILINGS; FINANCIAL STATEMENTS.

                  (a) Buyer has delivered to the Company accurate and complete copies (excluding copies of exhibits) of each report, registration statement (on a form other than Form S-8) and definitive proxy statement filed by Buyer with the SEC between January 1, 1999 and the date of this Agreement (the "Buyer SEC Documents"). As of the time it was filed with the SEC (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing): (i) each of the Buyer SEC Documents complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act (as the case may be); and (ii) none of the Buyer SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  (b) The consolidated financial statements contained in the Buyer SEC Documents: (i) complied as to form in all material respects with the published rules and regulations of the SEC applicable thereto; (ii) were prepared in accordance with GAAP applied on a consistent basis throughout the periods covered, except as may be indicated in the notes to such financial statements and (in the case of unaudited statements) as permitted by Form 10-Q of the SEC, and except that unaudited financial statements may not contain footnotes and are subject to year-end audit adjustments; and (iii) fairly present the consolidated financial position of Buyer and its subsidiaries as of the respective dates thereof and the consolidated results of operations of Buyer and its subsidiaries for the periods covered thereby.

         3.2 AUTHORITY; BINDING NATURE OF AGREEMENT. Buyer has the absolute and unrestricted right, power and authority to perform its obligations under this Agreement; and the execution, delivery and performance by Buyer of this Agreement (including the contemplated issuance of Buyer Common Stock in the Merger in accordance with this Agreement) have been duly authorized by all necessary action on the part of Buyer and its board of directors. No vote of Buyer's stockholders is needed to approve the Merger. This Agreement constitutes the legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

                                      21.

         3.3 VALID ISSUANCE. Subject to Section 1.4(c), the Buyer Common Stock to be issued in the Merger will, when issued in accordance with the provisions of this Agreement, be validly issued, fully paid and nonassessable.

SECTION 4.        CERTAIN COVENANTS OF THE COMPANY AND THE STOCKHOLDERS

         4.1 ACCESS AND INVESTIGATION. During the period from the date of this Agreement through the Effective Time (the "Pre-Closing Period"), the Company shall, and shall cause its Representatives to: (a) provide Buyer and Buyer's Representatives with reasonable access to the Company's Representatives, personnel and assets and to all existing books, records, Tax Returns, work papers and other documents and information relating to the Company; and (b) provide Buyer and Buyer's Representatives with copies of such existing books, records, Tax Returns, work papers and other documents and information relating to the Company, and with such additional financial, operating and other data and information regarding the Company, as Buyer may reasonably request.

         4.2      OPERATION OF THE COMPANY'S BUSINESS. During the Pre-Closing
Period:

                  (a) the Company shall conduct its business and operations in the ordinary course and in substantially the same manner as such business and operations have been conducted prior to the date of this Agreement;

                  (b) the Company shall use reasonable efforts to preserve intact its current business organization, keep available the services of its current officers and employees and maintain its relations and good will with all suppliers, clients, landlords, creditors, employees and other Persons having business relationships with the Company;

                  (c) the Company shall keep in full force all insurance policies identified in Part 2.17 of the Disclosure Schedule, or suitable replacements or renewals;

                  (d) the Company shall cause its officers to report regularly (but in no event less frequently than weekly) to Buyer concerning the status of the Company's business;

                  (e) the Company shall not declare, accrue, set aside or pay any dividend or make any other distribution in respect of any shares of capital stock, and shall not repurchase, redeem or otherwise reacquire any shares of capital stock or other securities;

                  (f) the Company shall not sell, issue or authorize the issuance of (i) any capital stock or other security, (ii) any option or right to acquire any capital stock or other security, or (iii) any instrument convertible into or exchangeable for any capital stock or other security;

                  (g) neither the Company nor any of the Stockholders shall amend or permit the adoption of any amendment to the Company's certificate of incorporation or bylaws, or effect or permit the Company to become a party to any Acquisition Transaction, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction;

                                      22.

                  (h) the Company shall not form any subsidiary or acquire any equity interest or other interest in any other Entity;

                  (i) the Company shall not make any capital expenditure, except for capital expenditures that, when added to all other capital expenditures made on behalf of the Company during the Pre-Closing Period, do not exceed $20,000 per month;

                  (j) the Company shall not (i) enter into, or permit any of the assets owned or used by it to become bound by, any Contract that is or would constitute a Material Contract, or (ii) amend or prematurely terminate, or waive any material right or remedy under, any such Contract;

                  (k) except in the ordinary course of business consistent with past practice, the Company shall not (i) acquire, lease or license any right or other asset from any other Person, (ii) sell or otherwise dispose of, or lease or license, any right or other asset to any other Person, or (iii) waive or relinquish any right, except for assets acquired, leased, licensed or disposed of by the Company pursuant to Contracts that are not Material Contracts;

                  (l) the Company shall not (i) lend money to any Person (except that the Company may make routine travel advances to employees in the ordinary course of business), or (ii) incur or guarantee any indebtedness for borrowed money;

                  (m) the Company shall not (i) establish, adopt or amend any employee benefit plan, (ii) pay any bonus or make any profit-sharing payment, cash incentive payment or similar payment to, or increase the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its directors, officers or employees, or (iii) hire any new employee whose aggregate annual compensation is expected to exceed $35,000;

                  (n) the Company shall not change any of its methods of accounting or accounting practices in any material respect;

                  (o)      the Company shall not make any Tax election;

                  (p) the Company shall not commence or settle any material Legal Proceeding;

                  (q) the Company shall not agree or commit to take any of the actions described in clauses "(e)" through "(q)" above.

Notwithstanding the foregoing, the Company may take any action described in clauses "(e)" through "(r)" above if Buyer gives its prior written consent to the taking of such action by the Company, which consent will not be unreasonably withheld (it being understood that Buyer's withholding of consent to any action will not be deemed unreasonable if Buyer determines in good faith that the taking of such action would not be in the best interests of Buyer or would not be in the best interests of the Company).

                                      23.

         4.3      NOTIFICATION; UPDATES TO DISCLOSURE SCHEDULE.

                  (a) During the Pre-Closing Period, the Company shall promptly notify Buyer in writing of:

                           (i) the discovery by the Company of any event, condition, fact or circumstance that occurred or existed on or prior to the date of this Agreement and that caused or constitutes an inaccuracy in or breach of any representation or warranty made by the Company or any of the Stockholders in this Agreement;

                           (ii) any event, condition, fact or circumstance that occurs, arises or exists after the date of this Agreement and that would cause or constitute an inaccuracy in or breach of any representation or warranty made by the Company or any of the Stockholders in this Agreement if (A) such representation or warranty had been made as of the time of the occurrence, existence or discovery of such event, condition, fact or circumstance, or (B) such event, condition, fact or circumstance had occurred, arisen or existed on or prior to the date of this Agreement;

                           (iii) any breach of any covenant or obligation of the Company or any of the Stockholders; and

                           (iv) any event, condition, fact or circumstance that would make the timely satisfaction of any of the conditions set forth in Section 6 or Section 7 impossible or unlikely.

                  (b) If any event, condition, fact or circumstance that is required to be disclosed pursuant to Section 4.3(a) requires any change in the Disclosure Schedule, or if any such event, condition, fact or circumstance would require such a change assuming the Disclosure Schedule were dated as of the date of the occurrence, existence or discovery of such event, condition, fact or circumstance, then the Company shall promptly deliver to Buyer an update to the Disclosure Schedule specifying such change. No such update shall be deemed to supplement or amend the Disclosure Schedule for the purpose of (i) determining the accuracy of any of the representations and warranties made by the Company or any of the Stockholders in this Agreement, or (ii) determining whether any of the conditions set forth in Section 6 has been satisfied.

         4.4 NO NEGOTIATION. During the Pre-Closing Period, neither the Company nor any of the Stockholders shall, directly or indirectly:

                  (a) solicit or encourage the initiation of any inquiry, proposal or offer from any Person (other than Buyer) relating to a possible Acquisition Transaction;

                  (b) participate in any discussions or negotiations or enter into any agreement with, or provide any non-public information to, any Person (other than Buyer) relating to or in connection with a possible Acquisition Transaction; or

                  (c) consider, entertain or accept any proposal or offer from any Person (other than Buyer) relating to a possible Acquisition Transaction.

The Company shall promptly notify Buyer in writing of any material inquiry, proposal or offer relating to a possible Acquisition Transaction that is received by the Company or any of the Stockholders during the Pre-Closing Period.

SECTION 5.        ADDITIONAL COVENANTS OF THE PARTIES

         5.1 FILINGS AND CONSENTS. As promptly as practicable after the execution of this Agreement, each party to this Agreement (a) shall make all filings (if any) and give all notices (if any) required to be made and given by such party in connection with the Merger and the other transactions contemplated by this Agreement, and (b) shall use all commercially reasonable efforts to obtain all Consents (if any) required to be obtained (pursuant to any applicable Legal Requirement or Contract, or otherwise) by such party in connection with the Merger and the other transactions contemplated by this Agreement, other than those Consents identified on Section 2.25 of the Disclosure Schedule. The Company shall (upon request) promptly deliver to Buyer a copy of each such filing made, each such notice given and each such Consent obtained by the Company during the Pre-Closing Period.

         5.2 PUBLIC ANNOUNCEMENTS. After the date hereof, (a) neither the Company nor any of the Stockholders shall (and the Company shall not permit any of its Representatives to) issue any press release or make any public statement regarding this Agreement or the Merger, or regarding any of the other transactions contemplated by this Agreement, without Buyer's prior written consent, and (b) Buyer will use reasonable efforts to consult with the Company prior to issuing any press release or making any public statement regarding the Merger.

         5.3 BEST EFFORTS. During the Pre-Closing Period, (a) the Company and the Stockholders shall use their best efforts to cause the conditions set forth in Section 6 to be satisfied on a timely basis, and (b) Buyer shall use its best efforts to cause the conditions set forth in Section 7 to be satisfied on a timely basis.

         5.4 EMPLOYMENT AND NONCOMPETITION AGREEMENTS. At or prior to the Closing, each of the Principal Stockholders shall execute and deliver to the Company and Buyer employment agreements in the forms of EXHIBIT E (the "Employment Agreements") and each of the Stockholders shall execute and deliver to the Company and Buyer a noncompetition agreement in the form of EXHIBIT F (a "Noncompetition Agreement").

         5.5 FIRPTA MATTERS. At the Closing, (a) the Company shall deliver to Buyer a statement (in such form as may be reasonably requested by counsel to Buyer) conforming to the requirements of Section 1.897 - 2(h)(1)(i) of the United States Treasury Regulations, and (b) the Company shall deliver to the IRS the notification required under Section 1.897 - 2(h)(2) of the United States Treasury Regulations.

         5.6 RELEASE. At the Closing, each of the Stockholders shall execute and deliver to the Company a release in the form of EXHIBIT G (a "Release").

         5.7 INVESTMENT REPRESENTATION LETTER. At the Closing, each of the Stockholders shall execute and deliver to the Company an investment representation letter in the form of EXHIBIT H (an "Investment Representation Letter").

         5.8 PROPRIETARY INFORMATION AGREEMENT. At the Closing, all employees of the Company and all consultants and independent contractors to the Company shall have executed and delivered to the Company a Proprietary Information Agreement in the form attached hereto as EXHIBIT I (a "Proprietary Information Agreement").

         5.9 CNET WARRANT. The parties understand and agree that at the Closing, the CNET Warrant to acquire 75 shares of Company Common Stock will entitle CNET, pursuant to its terms, to the per share kind and amount of consideration received by holders of the Common Stock of the Company in the Merger (including a pro rata portion of the Stock Consideration and Cash Consideration, and a pro rata portion of any Buyer Common Stock issued pursuant to the earnouts set forth in Section 1.5. The Principal Stockholders represent that they have agreed to cancel 75 shares (the "5% Shares) of Company Common Stock currently held by them in joint tenancy with right of survivorship in the event that the CNET Warrant is exercised. In the event that the CNET Warrant is exercised following the Closing, the Principal Stockholders intend that any consideration from the Merger relating to the 5% Shares will also be cancelled and terminated. Accordingly, following the Closing, the Principal Stockholders agree with Buyer that all Stock Consideration and Cash Consideration that would otherwise be issued at the Closing in exchange for the 5% Shares shall instead be retained by Buyer at the Closing, and any such Stock Consideration shall be held by the Secretary of Buyer in escrow. In the event that the CNET Warrant is exercised during its term, then (i) all such Stock Consideration shall be cancelled, (ii) all such Cash Consideration shall be retained by Buyer without any obligation to pay the same to the Principal Stockholders, (iii) all rights of the Principal Stockholders under Section 1.5 with respect to the 5% Shares shall terminate and be of no further force or effect, and (iv) CNET shall become entitled to receive all such Stock Consideration, Cash Consideration and rights under Section 1.5 to which the 5% Shares were entitled. The parties hereto agree and acknowledge that all rights and interests of CNET in the CNET Warrant will remain in full force and effect following the Closing until the CNET Warrant expires pursuant to its terms. In the event that the CNET Warrant expires unexercised, then all Stock Consideration and Cash Consideration relating to the 5% Shares that would have otherwise have been paid at the Closing shall be promptly paid or delivered out of escrow to the Principal Stockholders, and the Principal Stockholders shall have full rights under Section 1.5 with respect to such 5% Shares. Any payment to the Principal Stockholders with respect to the 5% Shares pursuant to this Section 5.9 shall be made 56% to Charles G. Rose, IV and 44% to Benjamin F. Reser.

         5.10 VOLUME LIMITATIONS ON SALE OF EARNOUT SHARES. The Stockholders agree with Buyer that in the event shares of Buyer Common Stock are issued pursuant to Section 1.5, each Stockholder agrees to limit such Stockholder's sale of shares of Buyer Common Stock obtained pursuant to Section 1.5 to no more than 100,000 shares during any one (1) month period; provided that the limitations set forth in this Section 5.10 shall terminate on the second anniversary of the Closing.

SECTION 6.        CONDITIONS PRECEDENT TO OBLIGATIONS OF BUYER

                  The obligations of Buyer to effect the Merger and otherwise consummate the transactions contemplated by this Agreement are subject to the satisfaction, at or prior to the Closing, of each of the following conditions:

         6.1 ACCURACY OF REPRESENTATIONS. Each of the representations and warranties made by the Company and the Stockholders in this Agreement and in each of the other agreements and instruments delivered to Buyer in connection with the transactions contemplated by this Agreement shall have been accurate in all material respects as of the date of this Agreement (without giving effect to any Material Adverse Effect or other materiality qualifications, or any similar qualifications, contained or incorporated directly or indirectly in such representations and warranties), and shall be accurate in all material respects as of the Closing Date as if made at the Closing Date (without giving effect to any update to the Disclosure Schedule, and without giving effect to any Material Adverse Effect or other materiality qualifications, or any similar qualifications, contained or incorporated directly or indirectly in such representations and warranties).

         6.2 PERFORMANCE OF COVENANTS. All of the covenants and obligations that the Company and the Stockholders are required to comply with or to perform at or prior to the Closing shall have been complied with and performed in all respects.

         6.3 CONSENTS. All Consents required to be obtained in connection with the Merger and the other transactions contemplated by this Agreement (other than the Consents identified in Part 2.25 of the Disclosure Schedule) shall have been obtained and shall be in full force and effect.

         6.4 AGREEMENTS AND DOCUMENTS. Buyer and the Company shall have received the following agreements and documents, each of which shall be in full force and effect:

                  (a) the Employment Agreements executed by the Principal Stockholders;

                  (b) a Noncompetition Agreement executed by each of the Stockholders other than the Principal Stockholders;

                  (c)      a Release executed by each of the Stockholders;

                  (d) an Investment Representation Letter executed by each of the Stockholders;

                  (e) a Proprietary Information Agreement executed by all employees of the Company and all consultants and independent contractors to the Company who have not already signed such agreements; PROVIDED, HOWEVER, that the Company may deliver a Proprietary Information Agreement executed by independent contractor Larry Shatzer after the Closing;

                  (f) the statement referred to in Section 5.5(a), executed by the Company;

                  (g) an estoppel certificate, dated as of a date not more than five days prior to the Closing Date and satisfactory in form and content to Buyer, executed by Murray Franklyn Development Corp.;

                  (h) legal opinions of Mark T. Thatcher, dated as of the Closing Date, in the forms of EXHIBIT J;

                  (i) a certificate executed by the Stockholders and containing the representation and warranty of each Stockholder that each of the representations and warranties set forth in Section 2 is accurate in all respects as of the Closing Date as if made on the Closing Date and that the conditions set forth in Sections 6.1, 6.2,
         6.3 and 6.4 have been duly satisfied (the "Stockholders' Closing Certificate"); and

                  (j) written resignations of all directors of the Company, effective as of the Effective Time.

         6.5 FIRPTA COMPLIANCE. The Company shall have filed with the IRS the notification referred to in Section 5.5(b).

         6.6 NO RESTRAINTS. No temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the Merger shall have been issued by any court of competent jurisdiction and remain in effect, and there shall not be any Legal Requirement enacted or deemed applicable to the Merger that makes consummation of the Merger illegal.

         6.7 NO LEGAL PROCEEDINGS. No Person shall have commenced or threatened to commence any Legal Proceeding challenging or seeking the recovery of a material amount of damages in connection with the Merger or seeking to prohibit or limit the exercise by Buyer of any material right pertaining to its ownership of the assets of the Company.

         6.8 EMPLOYEES. No more than one of the individuals identified on EXHIBIT K shall have ceased to be employed by, or expressed an intention to terminate their employment with, the Company.

         6.9 STOCKHOLDER APPROVAL. Pursuant to Section 280G(b)(5) of the Code, the parachute payments in the Employment Agreements shall have been approved by a vote of Stockholders (other than the disqualified individuals) who own more than 75% of the voting power of all outstanding stock of the Company, and evidence of such approval shall have been delivered to Buyer.

         SECTION  7. CONDITIONS PRECEDENT TO OBLIGATIONS OF THE COMPANY

                  The obligations of the Company to effect the Merger and otherwise consummate the transactions contemplated by this Agreement are subject to the satisfaction, at or prior to the Closing, of the following conditions:

         7.1 ACCURACY OF REPRESENTATIONS. Each of the representations and warranties made by Buyer in this Agreement shall have been accurate in all material respects as of the date of this Agreement (without giving effect to any Material Adverse Effect or other materiality qualifications, or any similar qualifications, contained or incorporated directly or indirectly in such representations and warranties), and shall be accurate in all material respects as of the Closing Date as if made at the Closing Date.

         7.2 PERFORMANCE OF COVENANTS. All of the covenants and obligations that Buyer is required to comply with or to perform at or prior to the Closing shall have been complied with and performed in all respects.

         7.3 DOCUMENTS. The Company shall have received a legal opinion of Cooley Godward LLP, dated as of the Closing Date, in the form of EXHIBIT L; and

         7.4 NO RESTRAINTS. No temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the Merger shall have been issued by any court of competent jurisdiction and remain in effect, and there shall not be any Legal Requirement enacted or deemed applicable to the Merger that makes consummation of the Merger illegal.

SECTION 8.        TERMINATION

         8.1 TERMINATION EVENTS. This Agreement may be terminated prior to the Closing:

                  (a) by Buyer if Buyer reasonably determines that the timely satisfaction of any condition set forth in Section 6 has become impossible (other than as a result of any failure on the part of Buyer to comply with or perform any covenant or obligation of Buyer set forth in this Agreement);

                  (b) by the Company if the Company reasonably determines that the timely satisfaction of any condition set forth in Section 7 has become impossible (other than as a result of any failure on the part of the Company or any of the Stockholders to comply with or perform any covenant or obligation set forth in this Agreement or in any other agreement or instrument delivered to Buyer);

                  (c) by Buyer at or after the Scheduled Closing Time if any condition set forth in Section 6 has not been satisfied by the Scheduled Closing Time;

                  (d) by the Company at or after the Scheduled Closing Time if any condition set forth in Section 7 has not been satisfied by the Scheduled Closing Time;

                  (e) by Buyer if the Closing has not taken place on or before June 30, 1999 (other than as a result of any failure on the part of Buyer to comply with or perform any covenant or obligation of Buyer set forth in this Agreement);

                  (f) by the Company if the Closing has not taken place on or before July 31, 1999 (other than as a result of the failure on the part of the Company or any of the Stockholders to comply with or perform any covenant or obligation set forth in this Agreement or in any other agreement or instrument delivered to Buyer); or

                  (g)      by the mutual consent of Buyer and the Company.

         8.2 TERMINATION PROCEDURES. If Buyer wishes to terminate this Agreement pursuant to Section 8.1(a), Section 8.1(c) or Section 8.1(e), Buyer shall deliver to the Company a written notice stating that Buyer is terminating this Agreement and setting forth a brief description of the basis on which Buyer is terminating this Agreement. If the Company wishes to terminate this Agreement pursuant to Section 8.1(b), Section 8.1(d) or Section 8.1(f), the Company shall deliver to Buyer a written notice stating that the Company is terminating this Agreement and setting forth a brief description of the basis on which the Company is terminating this Agreement.

         8.3 EFFECT OF TERMINATION. If this Agreement is terminated pursuant to Section 8.1, all further obligations of the parties under this Agreement shall terminate; PROVIDED, HOWEVER, that: (a) neither the Company nor Buyer shall be relieved of any obligation or liability arising from any prior breach by such party of any provision of this Agreement; (b) the parties shall, in all events, remain bound by and continue to be subject to the provisions set forth in Section 10; and (c) Buyer and the Company shall, in all events, remain bound by and continue to be subject to Section 5.2.

         8.4 TERMINATION FEE. If this Agreement is terminated by Buyer pursuant to Sections 8.1(c) or (e), or if the Company shall otherwise determine not to proceed with the transactions contemplated by this Agreement (including without limitation in connection with the acquisition of the Company by another party), then the Company shall pay to Buyer, in cash within two business days after such termination, a nonrefundable fee in the amount of $1,000,000.

SECTION 9.        INDEMNIFICATION, ETC.

         9.1      SURVIVAL OF REPRESENTATIONS, ETC.

                  (a) The representations and warranties made by the Stockholders (including the representations and warranties set forth in Section 2 and the representations and warranties set forth in the Stockholders' Closing Certificate) shall survive the Closing and shall expire on the first anniversary of the Closing Date; PROVIDED, HOWEVER, that if, at any time prior to the first anniversary of the Closing Date, any Indemnitee (acting in good faith) delivers to any of the Stockholders a written notice alleging the existence of an inaccuracy in or a breach of any of the representations and warranties made by the Stockholders (and setting forth in reasonable detail the basis for such Indemnitee's belief that such an inaccuracy or breach may exist) and asserting a claim for recovery under Section 9.2 based on such alleged inaccuracy or breach, then the claim asserted in such notice shall survive the first anniversary of the Closing until such time as such claim is fully and finally resolved. Notwithstanding the foregoing, the representations and warranties set forth in
Section 2.14 shall survive until the expiration of the applicable statutes of limitations, including extensions thereof. All representations and warranties made by Buyer shall terminate and expire three months after the Effective Time, and any liability of Buyer with respect to such representations and warranties shall thereupon cease.

                  (b) The representations, warranties, covenants and obligations of the Company and the Stockholders, and the rights and remedies that may be exercised by the Indemnitees, shall not be limited or otherwise affected by or as a result of any information furnished to, or any investigation made by or knowledge of, any of the Indemnitees or any of their Representatives.

                  (c) For purposes of this Agreement, each statement or other item of information set forth in the Disclosure Schedule or in any update to the Disclosure Schedule shall be deemed to be a representation and warranty made by the Company and the Stockholders in this Agreement.

         9.2 INDEMNIFICATION BY PRINCIPAL STOCKHOLDERS. From and after the Effective Time (but subject to Section 9.1(a)), the Principal Stockholders, jointly and severally, shall hold harmless and indemnify each of the Indemnitees from and against, and shall compensate and reimburse each of the Indemnitees for, any Damages which are directly or indirectly suffered or incurred by any of the Indemnitees or to which any of the Indemnitees may otherwise become subject (regardless of whether or not such Damages relate to any third-party claim) and which arise from or as a result of, or are directly or indirectly connected with: (i) any inaccuracy in or breach of any representation or warranty set forth in Section 2 or in the Stockholders' Closing Certificate (without giving effect to any Material Adverse Effect or other materiality qualification or any similar qualification contained or incorporated directly or indirectly in such representation or warranty, but giving effect to any update to the Disclosure Schedule delivered by the Company to Buyer prior to the Closing); (ii) any breach of any covenant or obligation of the Company or any of the Stockholders (including the covenants set forth in Sections 4 and 5); or (iii) any Legal Proceeding relating to any inaccuracy or breach of the type referred to in clause "(i)" or "(ii)" above (including any Legal Proceeding commenced by any Indemnitee for the purpose of enforcing any of its rights under this Section 9).

         9.3      THRESHOLD; CEILING.

                  (a) The Principal Stockholders shall not be required to make any indemnification payment pursuant to Section 9.2(a) for any inaccuracy in or breach of any of their representations and warranties set forth in Section 2 until such time as the total amount of all Damages (including the Damages arising from such inaccuracy or breach and all other Damages arising from any other inaccuracies in or breaches of any representations or warranties) that have been directly or indirectly suffered or incurred by any one or more of the Indemnitees, or to which any one or more of the Indemnitees has or have otherwise become subject, exceeds $100,000 in the aggregate. (If the total amount of such Damages exceeds $100,000, then the Indemnitees shall be entitled to be indemnified against and compensated and reimbursed for all of such Damages, including claims for Damages included in the initial $100,000.

                  (b) The maximum liability of each Principal Stockholder under Section 9.2(a) for breaches of the representations and warranties set forth in Section 2 shall be equal to the aggregate value of the Stock Consideration and the Cash Consideration received by the Principal Stockholders measured at the Effective Time.

         9.4 SATISFACTION OF INDEMNIFICATION CLAIM. In the event the Principal Stockholders have any liability (for indemnification or otherwise) to any Indemnitee under this Section 9, the Principal Stockholders shall satisfy such liability first, by delivering from Escrow to such Indemnitee the number of shares of Buyer Common Stock determined by dividing (a) the aggregate dollar amount of such liability by (b) the average closing price of the Buyer Common Stock as reported by Nasdaq for the ten trading days preceding the date such liability is satisfied, and second, to the extent shares of Buyer Common Stock are not available in Escrow to satisfy in full such liability, then such difference in cash or Buyer Common Stock at the discretion of the Principal Stockholders.

         9.5 NO CONTRIBUTION. Each Principal Stockholder waives, and acknowledges and agrees that he shall not have and shall not exercise or assert (or attempt to exercise or assert), any right of contribution, right of indemnity or other right or remedy against the Company in connection with any indemnification obligation or any other liability to which he may become subject under or in connection with this Agreement or the Stockholders' Closing Certificate.

         9.6 INTEREST. Any Principal Stockholder who is required to hold harmless, indemnify, compensate or reimburse any Indemnitee pursuant to this
Section 9 with respect to any Damages shall also be liable to such Indemnitee for interest on the amount of such Damages (for the period commencing as of the date on which such Principal Stockholder first received notice of a claim for recovery by such Indemnitee and ending on the date on which the liability of such Principal Stockholder to such Indemnitee is fully satisfied by such Stockholder) at a floating rate equal to the rate of interest publicly announced by Bank of America, N.T. & S.A. from time to time as its prime, base or reference rate.

         9.7 DEFENSE OF THIRD PARTY CLAIMS. In the event of the assertion or commencement by any Person of any claim or Legal Proceeding (whether against Buyer or against any other Person) with respect to which any of the Principal Stockholders may become obligated to hold harmless, indemnify, compensate or reimburse any Indemnitee pursuant to this Section 9, Buyer shall have the right, at its election, to proceed with the defense of such claim or Legal Proceeding on its own. If Buyer so proceeds with the defense of any such claim or Legal
Proceeding:

                  (a) all reasonable expenses relating to the defense of such claim or Legal Proceeding shall be borne and paid exclusively by the Principal Stockholders;

                  (b) each Principal Stockholder shall make available to Buyer any documents and materials in his possession or control that may be necessary to the defense of such claim or Legal Proceeding; and

                  (c) Buyer shall have the right to settle, adjust or compromise such claim or Legal Proceeding with the consent of the Stockholders' Agent; PROVIDED, HOWEVER, that such consent shall not be unreasonably withheld.

Buyer shall give the Stockholders' Agent prompt notice of the commencement of any such Legal Proceeding against Buyer; PROVIDED, HOWEVER, that any failure on the part of Buyer to so notify the Stockholders' Agent shall not limit any of the obligations of the Principal Stockholders under this Section 9 (except to the extent such failure materially prejudices the defense of such Legal Proceeding).

         9.8 EXERCISE OF REMEDIES BY INDEMNITEES OTHER THAN BUYER. No Indemnitee (other than Buyer or any successor thereto or assign thereof) shall be permitted to assert any indemnification claim or exercise any other remedy under this Agreement unless Buyer (or any successor thereto or assign thereof) shall have consented to the assertion of such indemnification claim or the exercise of such other remedy.

SECTION 10.       MISCELLANEOUS PROVISIONS

         10.1 STOCKHOLDERS' AGENT. The Stockholders hereby irrevocably appoint Benjamin F. Reser as their agent for purposes of Sections 1.7 and 9 (the "Stockholders' Agent"), and Benjamin F. Reser hereby accepts his appointment as the Stockholders' Agent. Buyer shall be entitled to deal exclusively with the Stockholders' Agent on all matters relating to Sections 1.8 and 9, and shall be entitled to rely conclusively (without further evidence of any kind whatsoever) on any document executed or purported to be executed on behalf of any Stockholder by the Stockholders' Agent, and on any other action taken or purported to be taken on behalf of any Stockholder by the Stockholders' Agent, as fully binding upon such Stockholder. If the

Stockholders' Agent shall die, become disabled or otherwise be unable to fulfill his responsibilities as agent of the Stockholders, then the Stockholders shall, within ten days after such death or disability, appoint a successor agent and, promptly thereafter, shall notify Buyer of the identity of such successor. Any such successor shall become the "Stockholders' Agent" for purposes of Sections 1.7 and 9 and this Section 10.1. If for any reason there is no Stockholders' Agent at any time, all references herein to the Stockholders' Agent shall be deemed to refer to the Stockholders.

         10.2 FURTHER ASSURANCES. Each party hereto shall execute and cause to be delivered to each other party hereto such instruments and other documents, and shall take such other actions, as such other party may reasonably request (prior to, at or after the Closing) for the purpose of carrying out or evidencing any of the transactions contemplated by this Agreement.

         10.3 FEES AND EXPENSES. If the Merger is not consummated for any reason whatsoever, each party to this Agreement shall bear and pay all fees, costs and expenses (including legal fees and accounting fees) ("Fees and Expenses") that have been incurred or that are incurred by such party in connection with the transactions contemplated by this Agreement. If the Merger is consummated, Buyer shall pay all Fees and Expenses of Buyer, and the Stockholders shall pay the Fees and Expenses of the Stockholders and the Company.

         10.4 ATTORNEYS' FEES. If any action or proceeding relating to this Agreement or the enforcement of any provision of this Agreement is brought against any party hereto, the prevailing party shall be entitled to recover reasonable attorneys' fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

         10.5 NOTICES. All notices and other communications required or permitted under this Agreement and the transactions contemplated hereby shall be in writing and shall be deemed to have been duly given, made and received on the date when delivered by hand delivery with receipt acknowledged, or upon the next Business Day following receipt of facsimile transmission, or upon the fifth day after deposit in the United States mail, registered or certified with postage prepaid, return receipt requested, addressed as set forth below:

                  (a)      If to Buyer:

                           DIGITAL RIVER, INC.
                           9625 West 76th Street, Suite 150
                           Eden Prairie, Minnesota  55344
                           Attention:       Perry Steiner
                           Telephone:       (612) 253-1234
                           Facsimile:       (612) 253-8877

                  with a copy (not constituting notice) to:

                           COOLEY GODWARD LLP
                           One Maritime Plaza, 20th Floor
                           San Francisco, CA  94111
                           Attention:       Michael J. Sullivan, Esq.
                           Telephone:       (415) 693-2000
                           Facsimile:       (415) 951-3699

                  (b)      If to the Company:

                           UNIVERSAL COMMERCE, INCORPORATED
                           P.O. Box 1816
                           Issaquah, WA  98027
                           Attention:       Benjamin F. Reser
                           Telephone:       (425) 392-2294
                           Facsimile:       (425) 392-0223

                  with a copy (not constituting notice) to:

                           Mark T. Thatcher, P.C.
                           360 Thames Street
                           Newport, RI  02840
                           Mark Thatcher, Esq.
                           Telephone:       (401) 841-9444
                           Facsimile:       (401) 841-9060

                           and

                           Nadeau & Simmons, P.C.
                           1250 Turks Head Building
                           Providence, RI  02903
                           Attention: James R. Simmons, Esq.
                           Telephone:       (401) 272-5800
                           Facsimile:       (401) 272-5858

                  (c)      If to the Stockholders' Agent:

                           Benjamin F. Reser
                           c/o Universal Commerce, Incorporated
                           P.O. Box 1816
                           Issaquah, WA  98027
                           Telephone:       (425) 392-2294
                           Facsimile:       (425) 392-0223

         10.6 CONFIDENTIALITY. Without limiting the generality of anything contained in Section 5.2, on and at all times after the Closing Date, each Stockholder shall keep confidential, and shall not use or disclose to any other Person, any non-public document or other non-public information in such Stockholder's possession that relates to the business of the Company or Buyer.

         10.7     TIME OF THE ESSENCE. Time is of the essence of this Agreement.

         10.8 HEADINGS. The bolded headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

         10.9 COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement.

         10.10 GOVERNING LAW. This Agreement shall be construed in accordance with, and governed in all respects by, the internal laws of the State of Minnesota (without giving effect to principles of conflicts of laws).

         10.11 SUCCESSORS AND ASSIGNS. Buyer may freely assign any or all of its rights under this Agreement (including its indemnification rights under Section 9), in whole or in part, to any other Person without obtaining the consent or approval of any other party hereto or of any other Person. The rights and obligations of the Company and the Stockholders may not be assigned by the Company or the Stockholders without the prior written consent of Buyer; PROVIDED, HOWEVER, the rights of the Stockholders under Section 1.5 may only be assigned by operation of law. Subject to the foregoing, the provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns.

         10.12 REMEDIES CUMULATIVE; SPECIFIC PERFORMANCE. The rights and remedies of the parties hereto shall be cumulative (and not alternative). The parties to this Agreement agree that, in the event of any breach or threatened breach by any party to this Agreement of any covenant, obligation or other provision set forth in this Agreement for the benefit of any other party to this Agreement, such other party shall be entitled (in addition to any other remedy that may be available to it) to (a) a decree or order of specific performance or mandamus to enforce the observance and performance of such covenant, obligation or other provision, and (b) an injunction restraining such breach or threatened breach.

         10.13    WAIVER.

                  (a) No failure on the part of any Person to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any Person in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.

                  (b) No Person shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such Person; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

         10.14 AMENDMENTS. This Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of all of the parties hereto.

         10.15 SEVERABILITY. In the event that any provision of this Agreement, or the application of any such provision to any Person or set of circumstances, shall be determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Agreement, and the application of such provision to Persons or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, shall not be impaired or otherwise affected and shall continue to be valid and enforceable to the fullest extent permitted by law.

         10.16 ENTIRE AGREEMENT. This Agreement and the other agreements referred to herein set forth the entire understanding of the parties hereto relating to the subject matter hereof and thereof and supersede all prior agreements and understandings among or between any of the parties relating to the subject matter hereof and thereof; PROVIDED, HOWEVER, that the Digital River, Inc. Confidentiality and Non-Disclosure Agreement executed on behalf of Buyer on and the Company on April 5, 1999 shall not be superseded by this Agreement and shall remain in effect in accordance with its terms until the earlier of (a) the Effective Time, or (b) the date on which such Digital River, Inc. Confidentiality and Non-Disclosure Agreement is terminated in accordance with its terms.

         10.17    CONSTRUCTION.

                  (a) For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include the masculine and feminine genders.

                  (b) The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

                  (c) As used in this Agreement, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation."

                  (d) Except as otherwise indicated, all references in this Agreement to "Sections" and "Exhibits" are intended to refer to Sections of this Agreement and Exhibits to this Agreement.

         The parties hereto have caused this AGREEMENT AND PLAN OF MERGER AND REORGANIZATION to be executed and delivered as of the date indicated above.

                                             "BUYER"

                                              DIGITAL RIVER, INC.,
                                              a Delaware corporation

                                              By: ___________________________

                                              Its:  _________________________



                                              THE "COMPANY"

                                              UNIVERSAL COMMERCE, INCORPORATED,
                                              a Delaware corporation

                                              By: ___________________________

                                              Its: __________________________



                                              THE "STOCKHOLDERS"

                                              __________________________________
                                              CHARLES G. ROSE, IV
                                              Shares of Common Stock Owned:  764

                                              __________________________________
                                              BENJAMIN F. RESER
                                              Shares of Common Stock Owned:  601

                                              __________________________________
                                              TED WEST
                                              Shares of Common Stock Owned:  38

                                              __________________________________
                                              JESSICA SCHNEPP
                                              Shares of Common Stock Owned:  11

                                              __________________________________
                                              RYAN DEWELL
                                              Shares of Common Stock Owned:  11

                                     ___________________________________________

                                     ___________________________________________

                                     BENJAMIN F. RESER AND CHARLES G. ROSE, IV,
                                     AS JOINT TENANTS WITH RIGHT OF SURVIVORSHIP
                                     Shares of Common Stock Owned:  75



                                     THE "STOCKHOLDERS' AGENT"

                                     ___________________________________________
                                     Benjamin F. Reser

                                    EXHIBIT A

                               CERTAIN DEFINITIONS


         For purposes of the Agreement (including this EXHIBIT A):

         "ACQUISITION TRANSACTION" means any transaction involving:

                  (A) the sale, license, disposition or acquisition of all or a material portion of the Company's business or assets;

                  (B) the issuance, disposition or acquisition of (i) any capital stock or other equity security of the Company, (ii) any option, call, warrant or right (whether or not immediately exercisable) to acquire any capital stock or other equity security of the Company, or
         (iii) any security, instrument or obligation that is or may become convertible into or exchangeable for any capital stock or other equity security of the Company; or

                  (C) any merger, consolidation, business combination, reorganization or similar transaction involving the Company.

         "AFFILIATE" means, with respect to any specified Person, any other Person in which the specified Person has a direct or indirect interest (except through ownership of less than 5% of the outstanding shares of any entity whose securities are listed on a national securities exchange or traded in the national over-the-counter market).

         "AGREEMENT" shall have the meaning specified in the preamble to the Agreement.

         "APPROVED AUTHORS" shall have the meaning specified in Section 1.5(b)(ii) of the Agreement.

         "BALANCE SHEET" shall have the meaning specified in Section 2.4(a)(ii) of the Agreement.

         "BALANCE SHEET DATE" shall have the meaning specified in Section 2.5 of the Agreement.

         "BUSINESS DAY" means a day, other than a Saturday or a Sunday, or a federal holiday upon which offices of the federal government are not open for business.

         "BUYER" shall have the meaning specified in the preamble to the Agreement.

         "BUYER COMMON STOCK" shall have the meaning specified in Section 1.4(a) of the Agreement.

         "BUYER SEC DOCUMENTS" shall have the meaning specified in Section 3.1(a) of the Agreement.

         "CASH CONSIDERATION" shall have the meaning specified in Section 1.4(a) of the Agreement.

         "CLOSING" and "CLOSING DATE" shall have the meanings specified in
Section 1.3 of the Agreement.

         "CNET SALES" and "CNET SITES" shall have the meanings specified in
Section 1.5(b)(ii) of the Agreement.

          "CNET WARRANT" means that Warrant dated November 28, 1998 to purchase 75 shares of the Company's Common Stock for an aggregate exercise price of one dollar ($1.00) held by CNET, Inc.

         "CODE" shall have the meaning specified in the recitals to the Agreement.

         "COMPANY" shall have the meaning specified in the preamble to the Agreement.

         "COMPANY COMMON STOCK" shall have the meaning specified in the recitals to the Agreement.

         "COMPANY CONTRACT" means any Contract: (a) to which the Company is a party; (b) by which the Company or any of its assets is or may become bound or under which the Company has, or may become subject to, any obligation; or (c) under which the Company has or may acquire any right or interest.

         "COMPANY FINANCIAL STATEMENTS" shall have the meaning specified in
Section 2.4(a) of the Agreement.

         "COMPANY PROPRIETARY ASSET" means any Proprietary Asset owned by or licensed to the Company or otherwise used by the Company.

         "COMPANY RETURNS" shall have the meaning specified in Section 2.14(a) of the Agreement.

         "COMPANY STOCK CERTIFICATE" shall have the meaning specified in Section
1.7 of the Agreement.

         "CONSENT" means any approval, consent, ratification, permission, waiver or authorization (including any Governmental Authorization).

         "CONTRACT" means any written, oral or other agreement, contract, subcontract, lease, understanding, instrument, note, warranty, insurance policy, benefit plan or legally binding commitment or undertaking of any nature.

         "DAMAGES" shall include any loss, damage, injury, decline in value, lost opportunity, liability, claim, demand, settlement, judgment, award, fine, penalty, Tax, fee (including reasonable attorneys' fees), charge, cost (including costs of investigation) or expense of any nature.

         "DISCLOSURE SCHEDULE" means the schedule (dated as of the date of the Agreement) delivered to Buyer on behalf of the Company and the Stockholders.

         "EARN-OUT ESCROW" shall have the meaning specified in Section 1.5(a) of the Agreement.

         "EFFECTIVE TIME" shall have the meaning specified in Section 1.3 of the Agreement.

         "EMPLOYMENT AGREEMENTS" shall have the meaning specified in Section 5.4 of the Agreement.

         "ENCUMBRANCE" means any lien, pledge, hypothecation, charge, mortgage, security interest, encumbrance, claim, infringement, interference, option, right of first refusal, preemptive right, community property interest or restriction of any nature (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset).

         "ENTITY" means any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization or entity.

         "ENVIRONMENTAL LAW" means any federal, state, local or foreign Legal Requirement relating to pollution or protection of human health or the environment (including ambient air, surface water, ground water, land surface or subsurface strata), including any law or regulation relating to emissions, discharges, releases or threatened releases of Materials of Environmental Concern, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern.

         "ERISA" shall have the meaning specified in Section 2.15(a) of the Agreement.

         "ESCROW" means the escrow established pursuant to the Escrow Agreement.

         "ESCROW AGENT" means the escrow agent that is party to the Escrow Agreement.

         "ESCROW AGREEMENT" shall have the meaning specified in Section 1.4(d) of the Agreement.

         "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

         "EXEMPT ENTITY" shall have the meaning specified in Section 1.5(b)(ii) of the Agreement.

         "FEES AND EXPENSES" shall have the meaning specified in Section 10.3 of the Agreement.

         "FIRST ANNIVERSARY" shall have the meaning specified in Section 1.5(b)(i) of the Agreement.

         "GAAP" means generally accepted accounting principles.

         "GOVERNMENTAL AUTHORIZATION" means any: (a) permit, license, certificate, franchise, permission, clearance, registration, qualification or authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement; or (b) right under any Contract with any Governmental Body.

         "GOVERNMENTAL BODY" means any: (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government; or
(c) governmental or quasi-governmental authority of any nature (including any governmental division, department, agency, commission, instrumentality, official, organization, unit, body or Entity and any court or other tribunal).

         "GROSS REVENUES" shall have the meaning specified in Section 1.5(c)(ii) of the Agreement.

         "INDEMNITEES" means the following Persons: (a) Buyer; (b) Buyer's current and future affiliates; (c) the respective Representatives of the Persons referred to in clauses "(a)" and "(b)" above; and (d) the respective successors and assigns of the Persons referred to in clauses "(a)", "(b)" and "(c)" above; PROVIDED, HOWEVER, that the Stockholders shall not be deemed to be "Indemnitees."

         "INVESTMENT REPRESENTATION LETTER" shall have the meaning specified in
Section 5.7 of the Agreement.

         "IRS" means the Internal Revenue Service.

         "LEGAL PROCEEDING" means any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, inquiry, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving, any court or other Governmental Body or any arbitrator or arbitration panel.

         "LEGAL REQUIREMENT" means any federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body.

         "MATERIAL ADVERSE EFFECT" means a violation or other matter will be deemed to have a "Material Adverse Effect" on the Company if such violation or other matter (considered together with all other matters that would constitute exceptions to the representations and warranties set forth in the Agreement or in the Company and Stockholders' Closing Certificate but for the presence of "Material Adverse Effect" or other materiality qualifications, or any similar qualifications, in such representations and warranties) would have a material adverse effect on the Company's business, condition, assets, liabilities, operations, financial performance or prospects.

         "MATERIAL CONTRACTS" shall have the meaning specified in Section 2.10(a) of the Agreement.

         "MATERIALS OF ENVIRONMENTAL CONCERN" means chemicals, pollutants, contaminants, wastes, toxic substances, petroleum and petroleum products and any other substance that is now or hereafter regulated by any Environmental Law or that is otherwise a danger to health, reproduction or the environment.

         "MERGER" shall have the meaning specified in the recitals to the Agreement.

         "NONCOMPETITION AGREEMENT" shall have the meaning specified in Section
5.4 of the Agreement.

         "PERSON" means any individual, Entity or Governmental Body.

         "PLANS" shall have the meaning specified in Section 2.15(a) of the Agreement.

         "PRE-CLOSING PERIOD" shall have the meaning specified in Section 4.1 of the Agreement.

         "PRINCIPAL STOCKHOLDERS" shall have the meaning specified in Section 1.5(b)(i) of the Agreement.

          "PROPRIETARY ASSET" means any: (a) patent, patent application, trademark (whether registered or unregistered), trademark application, trade name, fictitious business name, service mark (whether registered or unregistered), service mark application, copyright (whether registered or unregistered), copyright application, maskwork, maskwork application, trade secret, know-how, client list, franchise, system, computer software, computer program, invention, design, blueprint, engineering drawing, proprietary product, technology, proprietary right or other intellectual property right or intangible asset; or (b) right to use or exploit any of the foregoing.

         "PROPRIETARY INFORMATION AGREEMENT" shall have the meaning specified in
Section 5.8 of the Agreement.

         "PRO RATA SHARE" shall mean each Stockholder's pro rata ownership of Company Common Stock. At the Closing, the Pro Rata Share for each Stockholder is as follows: Benjamin F. Reser, .400667; Charles G. Rose, IV, .509333; Ted West,
 .025333; Jessica Schnepp, .007333, Ryan Dewell, .007333, and Benjamin F. Reser and Charles G. Rose, IV, as joint tenants with right of survivorship, .050000. In the event that CNET exercises the CNET Warrant after the Closing, the Pro Rata Share for Benjamin F. Reser and Charles G. Rose, IV, as joint tenants with right of survivorship, shall be reduced to zero to reflect the cancellation of the 5% Shares as prescribed in Section 5.9 and CNET's Pro Rata Share shall be
 .050000.

         "REGISTRATION STATEMENT" shall have the meaning specified in Section 1.6(a) of the Agreement.

         "RELATED PARTY" means: (i) the Stockholders; (ii) each individual who is, or who has at any time since October 15, 1997 been, an officer of the Company; (iii) each member of the immediate family of each of the individuals referred to in clauses "(i)" and "(ii)" above; and (iv) any trust or other entity (other than the Company) in which any one of the individuals referred to in clauses "(i)", "(ii)" and "(iii)" above holds (or in which more than one of such individuals collectively hold), beneficially or otherwise, a material voting, proprietary or equity interest).

         "RELEASE" shall have the meaning specified in Section 5.6 of the Agreement.

         "REPRESENTATIVES" means officers, directors, employees, agents, attorneys, accountants, advisors and representatives.

         "SCHEDULED CLOSING TIME" shall have the meaning specified in Section
1.3 of the Agreement.

         "SEC" means the United States Securities and Exchange Commission.

         "SECURITIES ACT" means the Securities Act of 1933, as amended.

         "SHARES" shall have the meaning specified in Section 2.3(a) of the Agreement.

         "STOCK CONSIDERATION" shall have the meaning specified in Section 1.4(a) of the Agreement.

         "STOCKHOLDERS" shall have the meaning specified in the preamble to the Agreement.

         "STOCKHOLDERS' AGENT" shall have the meaning specified in Section 10.1 of the Agreement.

         "STOCKHOLDERS' CLOSING CERTIFICATE" shall have the meaning specified in
Section 6.4(i) of the Agreement.

         "TAX" means any tax (including any income tax, franchise tax, capital gains tax, gross receipts tax, value-added tax, surtax, excise tax, ad valorem tax, transfer tax, stamp tax, sales tax, use tax, property tax, business tax, withholding tax or payroll tax), levy, assessment, tariff, duty (including any customs duty), deficiency or fee, and any related charge or amount (including any fine, penalty or interest), imposed, assessed or collected by or under the authority of any Governmental Body.

         "TAX RETURN" means any return (including any information return), report, statement, declaration, estimate, schedule, notice, notification, form, election, certificate or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Legal Requirement relating to any Tax.

         "UNIVERSAL DIVISION" shall have the meaning specified in Section 1.5(c)(ii) of the Agreement.

         "YEAR 2000 COMPLIANT" means, with respect to a computer, computer program or other item of software (i) the functions, calculations, and other computing processes of the computer, program or software (collectively, "Processes") perform in a consistent and correct manner without interruption regardless of the date on which the Processes are actually performed and regardless of the date input to the applicable computer system, whether before, on, or after January 1, 2000; (ii) the computer, program or software accepts, calculates, compares, sorts, extracts, sequences, and otherwise processes date inputs and date values, and returns and displays date values, in a consistent and correct manner regardless of the dates used whether before, on, or after January 1, 2000; (iii) the computer, program or software accepts and responds to year input, if any, in a manner that resolves any ambiguities as to century in a defined, predetermined, and appropriate manner; (iv) the computer, program or software stores and displays date information in ways that are unambiguous as to the determination of the century; and (v) leap years will be determined by the following standard (A) if dividing the year by 4 yields an integer, it is a leap year, except for years ending in 00, but (B) a year ending in 00 is a leap year if dividing it by 400 yields an integer.

                                       7